Exhibit 10.1

LEASE AGREEMENT

This Lease Agreement (this “Lease”), effective as of July 1, 2015, is made between Walton Empire Center V, L.L.C., a Delaware limited liability company (“Landlord”), and Point.360, a California corporation (“Tenant”).

RECITALS

A. Landlord and Modern VideoFilm, Inc., a Delaware corporation (“MVF”) are parties to a Lease dated as of December 6, 2010, as amended by an undated agreement concerning excess power usage (as amended, the “MVF Lease”), for certain premises more particularly described therein (the “MVF Premises”) within the building having a street address of 2300 Empire Avenue, Burbank, California.

B. MVF and/or its creditors sold certain of its assets to Tenant and it is contemplated that MVF and Landlord will terminate the MVF Lease effective as of June 30, 2015 (the “Effective Termination Date”).

C. Subject to the terms and conditions of this Lease and conditioned upon the termination of the MVF Lease, Tenant will, among other matters, lease a portion of the MVF Premises known as Suite 100, have the right to use certain signage previously installed by MVF, and obtain a short-term license to occupy a portion of the MVF Premises known as Suite 200.

NOW THEREFORE, in consideration of the mutual terms and conditions herein contained, the parties hereby agree as follows:

ARTICLE 1
LEASE OF PREMISES; TERM

1.1 Lease. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord the Premises, for the Term. “Premises” means Suite 100 in the Building, which is shown on the floor plan attached as Exhibit A. “Building” means the seven-story office building located at 2300 Empire Avenue, Burbank, California. “Term” means the period commencing on the Commencement Date and ending twenty-four (24) months after the Commencement Date. “Commencement Date” means July 1, 2015, subject to extension as provided herein. “Termination Date” means the date on which this Lease terminates for any reason, including expiration of the Term. Notwithstanding anything contained in this Lease to the contrary, Landlord shall have no obligation to give Tenant possession of the Premises until Landlord receives the Security Deposit of $113,790.00 (37,930 RSF x $3.00/RSF), the first month’s installment of Base Rent in the amount of $113,790.00 (37,930 RSF x $3.00/RSF) as required by Section 2.1 below, the first months reserved ($625 or 5 x $125) and unreserved parking payment ($9,250.00 or 185 x $50.00) as required by Section 8.5.1 below and a one-time payment of $300,000.00. These payments aggregate to an initial payment in the amount of $537,455.00. Tenant shall have the non-exclusive right to use the common areas of the Project as they exist from time to time. Subject to casualty, condemnation and compliance with reasonable security procedures, Tenant shall have access to the Premises, Building and Parking Facilities twenty-four (24) hours per day, seven (7) days per week. “Project” means the Building, the common areas, the Parking Facilities, and the land, collectively, as shown on the site plan attached as Exhibit B. “Parking Facilities” means, collectively, the six-story parking structure and the surface parking lots shown on such site plan. Landlord may temporarily close, make alterations or additions to, or change the location of, elements of the Project as long as such changes do not materially adversely affect either Tenant’s use of the Premises for the Permitted Use or Tenant’s ingress or egress from the Premises. Landlord shall have the right to change the name, number or designation by which the Project or Building, or both, are commonly known.

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1.2 As Is; No Representations. Except as specifically provided in this Lease, Tenant’s lease of the Premises and use of the common areas of the Project is on an “AS IS” basis. Landlord has not made any representation or warranty to Tenant regarding (a) the condition or suitability of the Premises, or any other portion of the Project, for the conduct of Tenant’s business, or (b) any Laws, liens, encumbrances, mortgages, easements, covenants, conditions, restrictions, agreements, or other instruments or matters (collectively, the “Restrictions”) that may affect the conduct of Tenant’s business in, or Tenant’s use of, the Premises, or any other rights or benefits under this Lease. As of the date of this Lease, Landlord has not had the Project or the Premises inspected by a Certified Access Specialist (as that term is defined in California Civil Code Section 55.52), and Landlord makes no representations or warranties regarding whether or not such an inspection has been performed by any other party. Tenant (for itself and all others claiming through Tenant) irrevocably waives and releases Tenant’s rights and claims under or in connection with Section 1938 of the California Civil Code, or any similar or successor Law.

1.3 Extension Options. Landlord hereby grants to Tenant four (4) consecutive options to extend the Term of this Lease for not less than all of the Premises then being leased by Tenant, other than the Temporary Suites (as defined in Section 1 of the Addendum) and the Second Floor Space (as defined in Section 3 of the Addendum) (each, an “Extension Option”), each for a period of six (6) months (each, an “Option Term”). Except as otherwise provided herein, each such extension shall be on the same terms, conditions and provisions as contained in this Lease (including escalation of the Base Rent by 3% per annum). Except as provided in this Section 1.3, Tenant shall have no other rights to extend the Term. If Tenant wishes to exercise an Extension Option, Tenant shall, on or before the date occurring 12 months prior to the expiration of the Term or the applicable Option Term, as applicable, irrevocably exercise the Extension Option by delivering Notice (each, an “Exercise Notice”) thereof to Landlord. If Tenant fails to timely deliver an Exercise Notice, the Extension Option (and any remaining Extension Options) shall thereupon expire automatically. Tenant’s right to exercise the Extension Options is personal to, and may be exercised only by Point.360, a California corporation (the “Original Tenant”) or any Transferee to whom Original Tenant’s entire interest in this Lease or the Premises has been transferred in a Permitted Transfer. Notwithstanding anything in this Section 1.3 to the contrary, if an Event of Default has occurred at the time the Exercise Notice is received by Landlord or at any time thereafter until the commencement date of the applicable Option Term, then Landlord shall have the right, in addition to all of its other rights and remedies under this Lease, to unilaterally revoke Tenant’s exercise of the Extension Option, in which case Tenant shall have no further rights under this Lease to renew or extend the Term and this Lease shall expire on the Termination Date.

1.4 Holdover. If Tenant has provided Notice to Landlord at least 90 days prior to the expiration of this Lease, such Notice to include a time period (up to three (3) months) (the “Permitted Hold-Over Period”) in which Tenant intends to remain in the Premises, Tenant shall have the right to holdover possession for the Permitted Hold-Over Period under the same terms and conditions as the previous Term including escalation of the Base Rent by 3% per annum. In the event such holdover possession exceeds the Permitted Hold-Over Period or in the event of any other holdover, such possession shall be a tenancy at sufferance only at a rate of 125% of Base Rent in effect upon the commencement of the Permitted Hold-Over Period. During any holdover possession, Tenant shall be liable to perform all of the other obligations of Tenant set forth in this Lease. In addition, if Tenant has not vacated the Premises within three (3) months after the expiration of the Permitted Hold-Over Period, Tenant shall be liable to Landlord for all losses Landlord suffers as a result of such additional holdover possession, including any lost revenues and any amounts Landlord is required to pay any new tenant (whether in the form of rent abatement, monetary damages or otherwise).

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ARTICLE 2
RENT

2.1 Base Rent.

2.1.1 Generally. Tenant shall pay to Landlord the monthly Base Rent in effect from time to time on or before the first day of each full calendar month during the Term; provided, that Tenant shall pay to Landlord the monthly Base Rent for the first full calendar month of the Term prior to or concurrently with Tenant’s execution of this Lease. The Base Rent due for any partial calendar month at the end of the Term shall also be prorated. Tenant shall pay to Landlord all items of Rent without deduction or offset and without notice or demand (except as specifically provided in this Lease in respect of Additional Rent) to the payment address set forth on the signature page of this Lease, or to such other person, at such other place, or in such other manner as Landlord may designate by giving to Tenant Notice thereof. Except as otherwise provided in this Lease, all Rent shall be due 30 days after Landlord gives to Tenant demand therefor.

2.1.2 Defined Terms.

(a) “Base Rent” means:

Period	Annual Base Rent	Monthly Base Rent
7/1/15 – 6/30/16	$1,365,480.00	$113,790.00
7/1/16 – 6/30/17	$1,406,444.40	$117,203.70

(b) “Additional Rent” means all amounts payable by Tenant to Landlord in accordance with this Lease, other than Base Rent.

(c) “Rent” means all amounts payable by Tenant to Landlord in accordance with this Lease.

2.2 Expenses and Taxes.

2.2.1 Generally. For each Expense Year during the Term, Tenant shall pay to Landlord (a) Tenant’s Share of the Expenses in excess of the Expenses for the Base Year (“Tenant’s Expense Payment”) and (b) Tenant’s Share of the Taxes in excess of the Taxes for the Base Year (“Tenant’s Tax Payment”); provided that no decrease in the Expenses or the Taxes for any Expense Year from the Expenses or the Taxes for the Base Year shall entitle Tenant to any credit against Rent.

2.2.2 Defined Terms.

(a) “Expense Year” means each calendar year after the Base Year occurring in whole or in part during the Term.

(b) “Base Year” means calendar year 2015.

(c) “Tenant’s Share” means 10.797%.

(d) “Expenses” means all expenses, costs, and amounts of any kind or nature that Landlord pays or incurs because of, or in connection with, the ownership, operation, maintenance, security, repair, replacement, restoration, or management of any portion of the Project, and, if less than 95% of the rentable area of the Building is leased during the Expense Year in question, then together with the additional Expenses that Landlord would have paid or incurred if 95% of the rentable area of the Building had been leased during the Expense Year in question. Expenses shall not include (i) depreciation and amortization of the Project and equipment in the Project except amortization of (A) the cost of personal property, over the useful life of such personal property, together with interest on the unamortized portion of such cost at the Applicable Rate, (B) the cost of capital improvement items that Landlord reasonably expects to reduce the Expenses, but only to the extent of the reduction actually achieved, over the expected period of reduction of the Expenses, together with interest on the unamortized portion of such cost at the Applicable Rate, and (C) the cost of any other capital improvement items required by the Restrictions first enforceable after the date of this Lease, over the useful life of such capital improvement items, together with interest on the unamortized portion of such cost at the Applicable Rate, (ii) loan principal payments, (iii) costs of altering premises leased to tenants, (iv) leasing commissions, (v) interest expenses on long-term borrowings, or (vi) advertising costs. Further, from and after January 1, 2016, Tenant shall not be responsible for payment of any increases in the Capped Expenses that exceeds the Maximum Permitted Increase. Uncapped Expenses shall be calculated without any cap or limit on annual increases.

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(e) “Applicable Rate” means the greater of (i) the prime lending rate announced by the Wall Street Journal on the date the calculation in question is made, plus 200 basis points, or (ii) the rate actually paid by Landlord to borrow funds to pay for the amount in question.

(f) “Law(s)” means all present and future federal, state, county, and local governmental and municipal laws, statutes, ordinances, rules, regulations, codes, decrees, orders, and other requirements, equitable remedies and decisions by courts in cases where such decisions are considered binding precedents in California, and decisions of federal courts applying the law of California.

(g) “Taxes” means all real estate taxes, fees, assessments and other charges of any kind or nature, whether general, special, ordinary, or extraordinary, that Landlord shall pay or accrue during any Expense Year (without regard to any different fiscal year used by such governmental authority) that are levied in respect of the Project, or in respect of any improvement, fixture, equipment, or other property of Landlord, real or personal, located in the Project, and used in connection with the operation of the Project, and all fees, expenses, and costs incurred by Landlord in investigating, protesting, contesting, or in any way seeking to reduce or avoid increases in any assessments, levies, or the tax rate pertaining to the Taxes, and, if less than 95% of the rentable area of the Building is leased during the calendar year in question, then together with the additional Taxes that would have been levied if 95% of the rentable area of the Building had been leased during the calendar year in question. Taxes shall not include corporate franchise taxes, estate taxes, inheritance taxes, net income taxes, or any taxes to be paid or reimbursed by Tenant in accordance with Article 2.2.5.

(h) “Capped Expenses”: Shall mean the Expenses exclusive of the Uncapped Expenses.

(i) “Maximum Permitted Increase”: Shall mean five percent (5%) of the Capped Expenses with respect to the preceding twelve month period on a cumulative, compounded basis. In other words, if the percentage increase in the Capped Expenses is (a) less than the Maximum Permitted Increase, then the Capped Expenses shall be increased by their actual percentage increase plus that portion of the percentage increase, if any, not employed in connection with a prior increase in the Capped Expenses due to the fact that in such prior period(s) the percentage increase exceeded the Maximum Permitted Increase or (b) more than the Maximum Permitted Increase, then the Capped Expenses shall be increased by the Maximum Permitted Increase plus that portion of the percentage increase, if any, not employed in connection with a prior increase in the Capped Expenses due to the fact that in such prior period(s) the percentage increase was less than the Maximum Permitted Increase.

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(j) “Uncapped Expenses”: Shall mean the third party utilities, insurance, security and capital expenditures. For the avoidance of doubt, Taxes, which are payable pursuant to Section 2.2.1(b), are not Capped Expenses (or Expenses) and are not subject to the Maximum Permitted Increase.

(k) “Qualified Person” means an accountant or other person selected by Tenant experienced in accounting for income and expenses of office projects engaged solely by Tenant on terms that do not entail any compensation based or measured in any way upon any savings in Additional Rent or reduction in Expenses achieved through the review process.

2.2.3 Estimated Statement. Before the first day of each Expense Year, or as soon thereafter as is reasonably practicable, Landlord may give to Tenant Landlord’s estimate of Tenant’s Expense Payment and Tenant’s Tax Payment for such Expense Year (each, an “Estimated Statement”); provided that if Landlord fails to timely give Tenant any Estimated Statement, such failure shall not constitute waiver of Tenant’s obligation to pay Tenant’s Expense Payment or Tenant’s Tax Payment. On or before the first day of each calendar month during an Expense Year, Tenant shall pay to Landlord, in advance, 1/12 of Tenant’s Expense Payment and Tenant’s Tax Payment set forth on the applicable Estimated Statement (each, a “Monthly Expense and Tax Installment”); provided that if Landlord fails to give to Tenant an Estimated Statement before the first day of an Expense Year, then Tenant shall continue to pay to Landlord on or before the first day of each calendar month the amount of the Monthly Expense and Tax Installment applicable to the last month of the immediately preceding Expense Year until Landlord gives to Tenant the applicable Estimated Statement, and then Tenant shall pay to Landlord, or Landlord shall credit to Tenant (as applicable), any underpayment or overpayment of such Monthly Expense and Tax Installments indicated by the Estimated Statement with the next Monthly Expense and Tax Installment coming due.

2.2.4 Annual Statement. Within 120 days after the last day of the Base Year and of each Expense Year, Landlord shall give to Tenant a statement of the Expenses and the Taxes for the Base Year or the applicable Expense Year (each, an “Annual Statement”). Landlord’s failure to timely give to Tenant any Annual Statement shall not impair or constitute waiver of Tenant’s obligation to pay Tenant’s Expense Payment or Tenant’s Tax Payment. Within 30 days after Landlord gives to Tenant an Annual Statement, (a) if the total of the Monthly Expense and Tax Installment actually paid by Tennant for the Expense Year is less than the total of Tenant’s Expense Payment and Tenant’s Tax Payment, then Tenant shall pay to Landlord such deficiency, or (b) if the total of the Monthly Expense and Tax Installments actually paid by Tenant for the Expense Year is more than the total of Tenant’s Expense Payment and Tenant’s Tax Payment, then Landlord shall credit to Tenant against Rent next due (or, if the Term has ended, refund in cash) such overpayment.

2.2.5 Other Taxes. Tenant shall pay prior to delinquency, or, if payable by Landlord, reimburse to Landlord, any and all taxes, fees, assessments, and other charges (other than Landlord’s net income taxes), whether or not customary or within the contemplation of the parties to this Lease as of the date of this Lease levied or imposed by any governmental body having authority: (a) upon, allocable to, or measured by the Rent, (b) upon, or with respect to, the possession, leasing, operation, management, maintenance, alteration, repair, use, or occupancy of the Premises, or (c) upon, or measured by, Tenant’s gross receipts or payroll, or the value of Tenant’s Personalty or the Tenant Alterations.

2.2.6 Tenant’s Review Rights. Provided that Tenant is not then in default beyond the expiration of any applicable cure periods, Tenant shall have the right, once each Expense Year, to cause a Qualified Person to reasonably review supporting data for any portion of an Annual Statement delivered to Tenant by Landlord, including real estate tax statements, and information on utilities, repairs, maintenance and insurance and any other costs related to Expenses charged to Tenant, in accordance with the following procedure:

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(a) Tenant shall, within 180 days after any Annual Statement is delivered, deliver a Notice to Landlord specifying Tenant’s election to review such Annual Statement and Tenant shall simultaneously pay to Landlord all amounts due from Tenant to Landlord as specified in the Annual Statement for the Expense Year. In no event shall Tenant be entitled to withhold, deduct, or offset any monetary obligation of Tenant to Landlord under this Lease (including, without limitation, Tenant’s obligation to make all payments of Base Rent and Tenant’s Share of Expenses and Taxes) pending the completion of, and regardless of the results of, any review of records under this Section 2.2.6. The right of Tenant under this Section 2.2.6 may only be exercised once for any Annual Statement (and only once for the Base Year), and if Tenant fails to meet any of the above conditions as a prerequisite to the exercise of such right, the right of Tenant under this Section 2.2.6 for a particular Annual Statement shall be deemed waived.

(b) Tenant acknowledges that Landlord maintains its records for the Project at the office of Landlord’s property manager located at the Project, and Tenant agrees that any review of records under this Section 2.2.6 shall be at the sole expense of Tenant (except as otherwise specifically set forth in Section 2.2.6(c) below) and shall be conducted by a Qualified Person at such location.

(c) If the results of Tenant’s review show that Landlord has overcharged Tenant, then Tenant may so notify Landlord in writing and if Landlord does not object in writing to such results within 45 days following its receipt of such notice, Landlord shall, at Landlord’s election, either give Tenant a credit against Rent next due or reimburse Tenant in the amount equal to the amount of such overcharge. If Landlord does timely object to such results, then either party may submit such dispute to arbitration in accordance with the Commercial Rules of the American Arbitration Association, and Tenant shall not be entitled to reimbursement or a credit unless and until such time as the dispute is resolved in Tenant’s favor. Tenant agrees to pay the cost of Tenant’s review, provided that if any legal proceeding or the review (if Landlord fails to object) shows that Landlord’s determination of the contested sums set forth in the Annual Statement was overstated by more than 5%, Landlord shall pay the reasonable out of pocket cost of such review.

2.2.7 Confidentiality. Subject to court order or applicable Laws, Tenant shall keep strictly confidential and shall cause any Qualified Person reviewing Landlord’s records on behalf of Tenant to keep strictly confidential, the information in Landlord’s records, any compilations, comparisons, summaries or other work product prepared by Tenant or such Qualified Person based upon any review of Landlord’s records, any adjustments to Expenses or Tenant’s Share of Expenses made by Landlord based upon any such review, and any discussions or negotiations between Landlord and Tenant regarding the same. The information in Landlord’s records and any compilations, comparisons, summaries or other work product prepared by or for Tenant based thereon shall be used solely for the purpose of evaluating the accuracy of the Annual Statement. Tenant acknowledges and agrees that any records reviewed under Section 2.2.6 constitute confidential information of Landlord, which shall not be disclosed to anyone other than the Qualified Person performing the review, Tenant’s attorneys, the principals of Tenant who receive the results of the review, and Tenant’s accounting employees, and as required to be disclosed by court order or applicable Law. The disclosure of such information to any other person, including any other tenant at the Project, by Tenant, the Qualified Person engaged by Tenant to review Landlord’s records, or any of Tenant’s employees, consultants, attorneys, accountants or agents shall constitute a material breach of this Lease.

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2.3 Late Payments. Together with each payment of Rent that Tenant pays to Landlord after such payment is due, Tenant shall pay to Landlord the Late Charge and interest calculated on the amount of such payment (plus the Late Charge) over the period commencing on the day immediately following the day on which such payment was due and ending on the day on which Tenant pays to Landlord such payment at the rate of 12%. “Late Charge” means, in respect of any such payment, the greater of (a) $200.00 or (b) 5% of such payment, plus, in respect of any such payment that Tenant fails to pay to Landlord for more than 30 days after such payment is due, the amount calculated by adding the Late Charge to such payment and applying the Late Charge to the increased amount of such payment (which calculation shall be repeated for each additional increment of 30 days after which Tenant fails to pay to Landlord such payment).

2.4 Security Deposit. Concurrently with Tenant’s execution of this Lease, Tenant shall deposit with Landlord the Security Deposit. “Security Deposit” means cash in the amount of $113,790.00. Landlord shall hold the Security Deposit as security for Tenant’s full and faithful performance of all of the provisions of this Lease, and not as an advance rental deposit or as a measure of Landlord’s damages in case of Tenant’s default. If Tenant defaults under this Lease, then Landlord may use or retain all or any portion of the Security Deposit for the payment of any Rent in default, or for the payment of any amount that Landlord may spend or become obligated to spend by reason of Tenant’s default, or to compensate Landlord for any other loss or damage that Landlord may suffer by reason of Tenant’s default, whether foreseen, unforeseen, or unforeseeable. If Landlord so uses or retains any portion of the Security Deposit, then Tenant shall, within 30 days after Landlord’s demand therefor, deposit cash with Landlord an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from Landlord’s general funds, and Tenant shall not be entitled to interest on the Security Deposit. Tenant (for itself and all others claiming under Tenant) hereby irrevocably waives and releases its rights under Section 1950.7 of the California Civil Code, as the same may be amended from time to time, and any similar or successor Law and agrees that (a) Landlord may also claim and apply such sums reasonably necessary to compensate Landlord for any other loss or damage, foreseeable or unforeseeable, caused by any act or omission of Tenant or by any Tenant Parties and (b) if Tenant shall fully and faithfully perform every provision of this Lease to be performed by it, the Security Deposit, or any balance thereof after the aforementioned agreed-upon deductions have been made, shall be returned to Tenant within 60 days after the Termination Date.

ARTICLE 3
USE; HAZARDOUS MATERIALS

3.1 Use. Tenant shall use the Premises solely for the Permitted Use and shall comply with all applicable Restrictions and the rules and regulations for the Project as established and modified from time to time. “Permitted Use” means for general office purposes (including, general business, post-production form work and purposes incidental thereto) and for any other lawful purpose consistent with uses permitted by comparable landlords of comparable space in comparable first-class projects in the vicinity of the Project and for no other purpose whatsoever. Tenant shall not do, or permit Tenant Parties to do, anything in or about the Premises that in any way obstructs or interferes with the rights of other tenants or occupants of the Project, or injures, annoys, or disturbs such tenants or occupants. Tenant shall not use, or allow Tenant Parties to use, the Premises for any improper, immoral, unlawful, or objectionable purpose. Tenant shall not commit, or allow Tenant Parties to commit, any waste of the Premises. Tenant shall not do, or permit Tenant Parties to do, anything on or about the Premises that in any way increases the rate, or invalidates or prevents the procuring, of any insurance protecting against loss or damage to any portion of the Project or its contents, or against liability for damage to property or injury to persons in or about any portion of the Project. “Tenant Parties” means Tenant’s agents, contractors, employees, customers, licensees, invitees, assignees, and subtenants.

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3.2 Hazardous Materials. Tenant shall not, and shall not permit Tenant Parties to, at any time, handle, use, manufacture, store, or dispose of Hazardous Materials in or about any portion of the Project. Notwithstanding the foregoing, Tenant may handle, use, store, and dispose of products containing small quantities of Hazardous Materials (e.g., aerosol cans containing insecticides, toner for copiers, paints, paint remover) to the extent customary and necessary for the Permitted Use; provided that Tenant shall always handle, use, store, and dispose of such products in a safe manner and in compliance with Restrictions and shall never allow such products to contaminate any portion of the Project. “Hazardous Materials” means flammables, explosives, corrosive materials, radioactive materials, materials capable of emitting toxic fumes, hazardous wastes, toxic wastes or materials, and other similar substances, petroleum products and derivatives, and any substance subject to regulation by or under any Laws relating to the protection of the environment or the keeping, use, transportation, or disposition of environmentally hazardous materials, substances, or wastes, all amendments to any of them.

ARTICLE 4
ALTERATIONS

4.1 Alterations.

4.1.1 General Prohibition. Except as otherwise provided in this Lease, Tenant shall not make or allow to be made any Alterations without the prior written consent of Landlord, which may be given, conditioned, delayed or withheld in Landlord’s sole discretion. “Alterations” means any alterations, additions, or improvements to the Premises, including the attachment of any fixtures or equipment in, on, or to any part of the Premises. If Tenant requests Landlord’s consent to any Alterations, then, if requested by Landlord, Tenant shall give to Landlord complete plans and specifications for such Alterations. Landlord’s approval of any Alterations (and the plans and specifications for such Alterations) shall not constitute Landlord’s express or implicit covenant or warranty that such Alterations or such plans and specifications are safe or that the same comply with all Restrictions.

4.1.2 Requirements. If Landlord consents to any Alterations, then in addition to any other conditions Landlord may impose (a) Tenant shall contract for the performance of such Alterations with a contractor approved by Landlord, (b) Tenant shall cause all Alterations to be constructed free of all liens, in accordance with all Restrictions and with the provisions of Landlord’s current version of the “Tenant Improvement Building Standards” (a copy of which Landlord shall give to Tenant upon Tenant’s request therefor), (c) Tenant provide assurance that it will pay the costs of the Alterations and that Landlord and the Project will be protected against any loss from any mechanic’s, materialmen’s, or other liens, which assurances Landlord may require to be in the form of surety company performance bonds or funded construction escrows, and (d) prior to the commencement of the construction of any Alterations, Tenant shall give to Landlord evidence of the insurance required by Section  7.2.4.

4.1.3 Fees & Costs. Landlord shall charge Tenant a construction management fee equal to 5% of the cost of any Alterations to cover Landlord’s overhead as it relates to such Alterations. Tenant shall reimburse Landlord for all third-party costs actually incurred by Landlord in connection with any Alterations.

4.1.4 Completion. Upon the completion of any Alterations, (a) Tenant shall timely cause to be recorded a Notice of Completion in respect of such Alterations in the office of the Recorder of the County of Los Angeles in accordance with Section 3093 of the California Civil Code, and Tenant shall give to Landlord a conformed copy of such Notice of Completion and (b) Tenant shall give to Landlord a reproducible copy of “as-built” drawings of such Alterations.

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4.1.5 Ownership of Alterations. Any Alterations that are paid for by Landlord (“Landlord Alterations”) shall belong to Landlord, subject to Landlord’s right to require removal thereof in accordance with Section 5.2.2. Any Alterations that are paid for by Tenant (“Tenant Alterations”) shall belong to Tenant until the Termination Date, at which time Tenant’s Alterations shall belong to Landlord, subject to Landlord’s right to require removal thereof in accordance with Section 5.2.3.

4.2 Tenant Security System. Tenant shall have the right, at its sole cost and expense, to install its own access card system or other security system approved by Landlord in its reasonable discretion at the entry to the Premises; provided that Landlord shall have the right to retain and use all access cards, keys or other access codes or devices to all locks within and into the Premises.

4.3 Directory Board. Landlord shall list Tenant’s name (and if Tenant requests, the names of up to 50 of Tenant’s employees or departments (or a combination of both) in the electronic tenant directory in the main lobby of the Building.

4.4 Existing Exterior Signage. Subject to the terms and conditions set forth below, Tenant shall have the right (but not the obligation) to allow the following signage previously installed by MVF to remain in place or to replace such signage: (a) the rooftop sign (“Tenant’s Rooftop Sign”), (b) the panels on the Building’s monument (“Tenant’s Panels”) and (c) the eyebrow signage (“Tenant’s Eyebrow Signage”) (the Tenant’s Rooftop Sign, Tenant’s Eyebrow Signage and Tenant’s Panels are collectively be referred to as “Tenant’s Exterior Signage”). Tenant’s right to use Tenant’s Exterior Signage is subject to Tenant’s compliance with all Laws in effect from time to time. Tenant shall be responsible for all costs and expenses associated with the operation, maintenance, insurance, repairs and replacement of Tenant’s Exterior Signage. Without limiting the foregoing, Tenant shall reimburse Landlord as Additional Rent within 30 days of demand by Landlord for any utility charges, and hook-up allocable to Tenant’s Exterior Signage. Notwithstanding the foregoing, (i) Tenant shall have the right to use Tenant Panels and the Tenant’s Eyebrow Signage as provided above only for so long as Tenant has a lease agreement for, and occupies, at least 37,930 rentable square feet of space at the Project, exclusive of the Temporary Suites, and (ii) Landlord shall have the right to terminate and remove Tenant’s Roof Top Signage at any time during the Term on not less than 15 days prior Notice to Tenant. Landlord shall be responsible for the costs of removing Tenant’s Roof Top Signage and any damage caused by such removal. Upon the termination of this Lease or earlier termination of Tenant’s right to use Tenant’s Panels and Eyebrow Signage, Tenant shall remove Tenant’s Panels and Tenant’s Eyebrow Signage, shall repair any damage caused by such removal and by the initial installation thereof. In no event shall Tenant’s Exterior Signage rights be separated in any way from this Lease.

ARTICLE 5
REPAIR AND MAINTENANCE

5.1 Landlord’s Obligations. Landlord shall repair and maintain the common areas and the structural portions of the Building, including the Base Building Systems, to keep same in good condition. “Base Building Systems” means the base plumbing, fire life-safety, mechanical, and electrical systems of the Building. Landlord shall not be liable for any failure to perform any repair or maintenance unless such failure persists for an unreasonable time after Tenant gives to Landlord Notice of the need for such repair or maintenance. Landlord shall not be liable for any damages caused to Tenant by performance of Landlord’s repair and maintenance obligations, and Tenant shall not be entitled to any abatement of Rent in connection therewith. Tenant (for itself and all others claiming through Tenant) hereby irrevocably waives and releases its rights to perform repairs or maintenance at Landlord’s expense under Sections 1941 and 1942 of the California Civil Code or any similar or successor Law, as the same may be amended.

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5.2 Tenant’s Obligations.

5.2.1 Repair and Maintenance. Tenant shall repair and maintain the Premises to keep same in good condition and consistent with the appearance of other similar facilities of comparable age and size in the vicinity. Tenant shall contract for the performance of repairs and maintenance in the Premises with licensed and reputable contractors of Tenant’s choosing if approved in writing by Landlord. If Tenant fails to so repair and maintain the Premises, then, upon 10 days’ Notice, Landlord may do so on Tenant’s behalf, and Tenant shall reimburse Landlord for the cost thereof, plus an administrative fee of 5% of such costs.

5.2.2 Janitorial Service. Each Expense Year during the Term Tenant shall have the right to elect to provide its own Building standard janitorial service for the Premises, including for the Temporary Suites (if applicable). If Tenant so elects, Landlord shall credit Tenant on a monthly basis against Expenses an amount equal to 1/12th of the Janitorial Credit for such Expense Year. Before the first day of each Expense Year after the Base Year, Landlord shall give Tenant Landlord’s determination of the Janitorial Credit Tenant would be entitled to receive from Landlord if it were to elect to provide its own janitorial services for the Premises during such Expense Year. Tenant shall have 15 days after receipt of such determination to elect by Notice to Landlord whether or not to provide its own Building standard janitorial service for the Premises during such Expense Year. The amount of the Janitorial Credit for each Expense Year shall be determined by Landlord in Landlord’s discretion based upon the cost of the janitorial services that would otherwise be provided by Landlord during such Expense Year. Tenant has elected to provide its own janitorial services for the Premises and the Second Floor Space during the Base Year and will be entitled to a Janitorial Credit of $3,815 per month for the remaining portion of the Base Year.

5.2.3 Condition of Premises on Surrender. Except as otherwise provided in this Section 5.2, upon the Termination Date, all Alterations, whether Landlord Alterations or Tenant Alterations, shall belong to Landlord without compensation, and title shall pass to Landlord under this Lease. On the Termination Date, Tenant shall give Landlord possession of the Premises, together with all such Alterations, in the same condition as when received or first installed, broom clean and free of all debris, excepting only ordinary wear and tear and damage that Tenant is not required to repair or restore under this Lease. Notwithstanding the foregoing, if Landlord so elects by Notice given to Tenant prior to the Termination Date, then on or prior to the Termination Date Tenant shall remove any Alterations designated in such Notice and repair any damage caused by such removal. On or prior to the Termination Date Tenant shall also remove all of Tenant’s furniture, furnishings, electronic data processing equipment, and other equipment, and movable partitions of less than full height from floor to ceiling and other personal property (collectively, the “Personalty”) and trade fixtures, including all communications or computer wires, cables, fibers and connections, whether inside walls, under any raised floor or above any ceiling. All of Tenant’s Personalty and trade fixtures not so removed by Tenant, may be removed from the Premises by Landlord and stored, at Tenant’s sole risk and expense and in any event, Landlord shall not be responsible for the value, preservation, or safekeeping thereof. Tenant shall pay to Landlord, upon demand, all expenses so incurred by Landlord, including the cost of repairing any damage caused by removal and storing such Personalty and/or trade fixtures. Any such Personalty and trade fixtures not claimed by Tenant within 30 days after Tenant’s surrender of the Premises shall, at Landlord’s option, be deemed either abandoned or conveyed by Tenant to Landlord under this Lease without further payment or credit by Landlord to Tenant.

5.2.4 Generation and Supplemental Cooling.

(a) Tenant represents and warrants that it is the owner of the above-ground emergency diesel generator (together with any equipment, wiring, cabling and conduit required in connection therewith, the “Generator”) and the supplemental heating, ventilation and air conditioning system (the “Supplemental HVAC”) previously installed at the Project by MVF, which Generator and Supplemental HVAC (collectively, the “Supplemental Equipment”) exclusively serve the first and second floors of the Building. Upon Tenant’s execution of this Lease, Tenant shall provide to Landlord with reasonable evidence showing that Tenant is the current owner of the Supplemental Equipment and that all applicable permits for the operation of the same have transferred from MVF to Tenant.

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(b) Landlord and Tenant shall work together in good faith to establish an equitable manner in which to allocate the costs and expenses associated with the operation, maintenance, insurance, repair and replacement of the Supplemental Equipment. Notwithstanding the foregoing, after Tenant vacates the Second Floor Space, as described in Section 3 of the Addendum, to the extent the Supplemental Equipment continues to serve the second floor of the Building, Landlord shall be responsible for that portion of the costs and expenses associated with the operation and maintenance of the Supplemental Equipment that are attributable to the second floor of the Building, as determined by Landlord in its sole but good faith discretion.

(c) Not less than 12 months prior to the expiration of the Term Landlord shall provide Notice to Tenant (the “Supplemental Equipment Notice”) advising Tenant whether upon the expiration of the Term Tenant will be required to leave the Supplemental Equipment in place or remove it and to restore the Building and Project to the condition that existed prior to the installation of the Supplemental Equipment, normal wear and tear excepted. If Tenant does not receive the Supplemental Equipment Notice Tenant shall provide Notice to Landlord requesting that Landlord provide it and Landlord shall have 30 days after receipt of such Notice to do so. If Landlord does not require Tenant to remove the Supplemental Equipment pursuant to the provisions hereof, then upon expiration of the Term the Supplemental Equipment shall, without payment by Landlord, become the property of Landlord and Tenant shall cause all applicable permits for the operation of the same to be transferred to Landlord. If Landlord requires the Supplemental Equipment to be removed and Tenant fails to do so prior to the expiration of the Term, then Landlord may, after 30 days’ Notice to Tenant, remove the Supplemental Equipment at Tenant’s expense (without limiting Landlord’s other remedies available under this Lease or applicable Laws).

5.3 Tenant's Right to Make Repairs. If Tenant provides Notice to Landlord of an event or circumstance which (i) requires the action of Landlord with respect to repairs and/or maintenance to the Premises which Landlord is expressly required under this Lease to provide, maintain or repair and (ii) poses a material danger to people or property located in the Premises, and Landlord fails to provide such action as required by the terms of this Lease within thirty (30) days after receipt of such Notice (or such longer period of time if the nature of such action is such that the same cannot reasonably be completed within a thirty (30) day period, provided Landlord has diligently and continuously commenced such action within such period and thereafter diligently proceeds to complete said action as soon as possible), then Tenant may proceed to take the required action upon delivery of an additional three (3) business day Notice to Landlord specifying that Tenant is taking such required action, unless Landlord commences such required action within such three (3) business day period. In connection with the foregoing, Tenant shall be entitled to reimbursement by Landlord within thirty (30) days after request by Tenant for Tenant's reasonable costs and expenses actually incurred by Tenant in taking such action plus ten percent (10%) interest during the period from the date such costs and expenses are due until such time as payment is made by Landlord. Notwithstanding the foregoing, in the event of a bona fide emergency (i.e., imminent peril to persons or significant property), the thirty (30)-day period set forth above shall be reduced to 24 hours (or such longer period of time as is reasonable under the circumstances), and no second Notice shall be required; provided, however, in no event shall such emergency repairs or other action exceed what is reasonably required to end the pending emergency. Further, if Landlord fails to reimburse Tenant as required above, then within ten (10) days after receipt of Notice by Tenant, unless Landlord is in good faith contesting the necessity of such repairs or the amounts contained in Tenant's invoice and has given Tenant Notice of such good faith contest, Tenant shall be entitled to deduct from Rent payable by Tenant under this Lease, until the amount set forth in such invoice (together with the ten percent (10%) interest) has been fully paid.

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ARTICLE 6
ASSIGNMENT AND SUBLETTING

6.1 General Prohibition on Transfers.

6.1.1 Transfers Generally. Tenant shall not, directly or indirectly, make a Transfer, except in accordance with this Article 6, without the prior written consent of Landlord, such consent not to be unreasonably withheld, and any purported Transfer that does not comply with the provisions of this Article 6 shall be void.

6.1.2 Defined Terms.

(a) “Transfer” means any assignment, pledge, mortgage, hypothecation, encumbrance, lien attaching to, or other transfer of this Lease, or any sublet or other transfer of any portion of the Premises, or any Interest Transfer, in any case whether voluntarily, by operation of Law, or otherwise, or permitting the Premises to be used or occupied by anyone other than Tenant.

(b) “Transferee” means the party to which a Transfer is made.

(c) “Interest Transfer” means if Tenant is a corporation, trust, partnership, limited liability company or other entity, (a) the transfer of a Controlling Interest in the voting stock, beneficial interest, partnership interests, membership interests or other ownership interests therein (whether at one time or in the aggregate) or (b) the sale, mortgage, hypothecation, or pledge of more than 25% of Tenant’s net assets. Notwithstanding the foregoing, if Tenant is a publicly traded company, no change of stock ownership of Tenant shall constitute an Interest Transfer. A “Controlling Interest” means the effective control over the management of such entity.

6.1.3 Consent Requests. If Tenant desires to assign this Lease, sublease all or any part of the Premises, or effect an Interest Transfer, then Tenant shall give to Landlord Notice thereof at least 30 days, but not more than 60 days, prior to the proposed effective date of the Transfer, which Notice shall include (a) the name and address of the proposed Transferee, (b) the relevant terms of the Transfer, (c) copies of financial reports and other relevant financial information for the proposed Transferee, (d) information regarding the nature of the business the proposed Transferee intends to operate in the Premises and how long the proposed Transferee has operated such business, (e) a draft of the document to be used to effect the Transfer (the “Transfer Document”), and (f) payment to Landlord of $1,000 as a transfer review fee. In addition to such review fee, Tenant shall reimburse Landlord for all of Landlord’s costs, including reasonable attorneys’ fees, incurred in investigating, considering, reviewing, processing, and documenting any proposed Transfer, regardless of whether Landlord shall consent or refuse consent thereto. Landlord may give, condition, delay or withhold its consent to a Transfer in Landlord’s sole and absolute discretion.

6.1.4 Recapture. Landlord shall have the option, in its sole discretion, (a) in the event of any proposed assignment of this Lease or Transfer of the entire Premises or, (b) in the case of a proposed Transfer of less than the entire Premises, to terminate this Lease [in the case of a Transfer described in clause (a)] to recapture the portion of the Premises proposed to be Transferred [in the case of a Transfer described in clause (b)], as of the date the Transfer is to be effective. The option shall be exercised by Landlord giving Tenant written notice of its election to terminate this Lease or recapture the portion of the Premises to be Transferred, as applicable, within 30 days following Landlord’s receipt of Tenant’s notice requesting consent to the Transfer as required above. If this Lease shall be terminated pursuant to this Section 6.1.4, the Term shall end on the date stated in Tenant’s notice as the effective date of the Transfer as if that date had been originally fixed in this Lease for the expiration of the Term. If Landlord recaptures only a portion of the Premises, the Base Rent and Expenses and Taxes payable pursuant to Section 2.2 shall abate proportionately based on the proportion by which the approximate rentable square feet of the remaining portion of the Premises shall be less than that of the Premises as of the date immediately prior to such recapture. Tenant shall, at Tenant’s own cost and expense, discharge in full any outstanding commission obligation that may be due and owing as a result of any proposed Transfer, whether or not the Premises are recaptured pursuant to this Section 6.1.4 and rented by Landlord to the proposed Transferee or any other tenant.

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6.1.5 Transfer Premium. In the event of a Transfer, at Landlord’s option, Tenant shall pay to Landlord as Additional Rent an amount equal to 50% of any Increased Rent, less the Costs Component (the “Transfer Premium”), when and as such Increased Rent is received by Tenant. As used in this Section, “Increased Rent” shall mean the excess of (a) all rental and other consideration that Tenant is entitled to receive by reason of any Transfer, over (b) the Rent otherwise payable by Tenant under this Lease at such time. For purposes of the foregoing, any consideration received by Tenant in form other than cash shall be valued at its fair market value as determined by Landlord in good faith. The “Costs Component” is that amount which, if paid monthly, would fully amortize on a straight line basis, over the entire period for which Tenant is to receive Increased Rent, the reasonable costs incurred by Tenant for third party market rate leasing commissions and tenant improvements in connection with such Transfer.

6.1.6 Reasonableness Standard. Notwithstanding any other provision hereof, it shall be considered reasonable for Landlord to withhold its consent to any Transfer if (a) the proposed Transferee is a person or an entity (i) with which Landlord is already in negotiation; (ii) that is already an occupant of the Building, unless Landlord is unable to provide the amount of space required by such occupant; (iii) that is a governmental subdivision or agency or who enjoys diplomatic or sovereign immunity; (iv) that is of a character, has a reputation or is engaged in a business that is incompatible with the standards of Landlord in the Building; or (v) that is not of reasonable financial strength in light of the responsibilities to be undertaken in connection with the Transfer; (b) payment for the Transfer is determined in whole or in part based upon the Transferee’s net income or profits; (c) the Transfer would subject the Premises to a use which would: (i) involve increased personnel or wear upon the Building, such as a call center or trade school; (ii) violate any exclusive right granted to another tenant of the Building or give a tenant of the Building a right to cancel its lease; (iii) require any addition to or modification of the Premises or any other portion of the Project in order to comply with applicable Law or other governmental requirements; or (iv) involve a violation of Article 3 of this Lease. Notwithstanding any contrary provision of Law, including, without limitation, California Civil Code Section 1995.310, the provisions of which Tenant hereby waives, Tenant shall have no right to terminate this Lease, in the event Landlord is determined to have unreasonably withheld or delayed its consent to a proposed Transfer.

6.1.7 Permitted Transfers. Notwithstanding anything to the contrary contained in this Article 6, Tenant may assign its entire interest under this Lease or sublease all or any portion of the Premises to: (i) a successor to Tenant by purchase, merger, consolidation or reorganization or (ii) a transferee of substantially all of the assets of Tenant or (iii) an Affiliate of Tenant, without the consent of Landlord (each, a “Permitted Transfer”). For purposes of this Lease, an “Affiliate” shall mean an entity that is controlled by, controls, or is under common control with, Tenant. Tenant shall remain primarily liable (jointly and severally with the Transferee) under the Lease following a Permitted Transfer. Sections 6.1.4 and 6.1.5 shall not apply to a Permitted Transfer.

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6.2 Conditions to Effectiveness. As conditions precedent to any Transfer becoming effective and binding on Landlord:

(a) prior to the proposed effective date of the Transfer, Tenant shall give to Landlord a copy of the fully executed Transfer Document, which shall (i) be in form and substance reasonably acceptable to Landlord, and (ii) for an assignment of this Lease, contain Transferee’s express assumption of Tenant’s obligations under this Lease and waivers by Tenant, for the benefit of Landlord, of all applicable suretyship defenses, including those contained in Sections 2787 to 2855, inclusive, of the California Civil Code;

(b) as of the proposed effective date of the Transfer, there shall exist no Event of Default and Landlord shall not have given to Tenant any Notice of a default that Tenant has not cured; and

(c) between the date on which Landlord gave to Tenant Landlord’s consent to the proposed Transfer and the proposed effective date of the Transfer, there shall have been no material adverse change in circumstances that would have allowed Landlord to reasonably withhold Landlord’s consent to the proposed Transfer had such change occurred prior to Landlord giving such consent.

6.3 Miscellaneous.

6.3.1 Notwithstanding any Transfer, permitted or otherwise, Tenant shall at all times remain directly, primarily, and fully responsible and liable for the payment of the Rent and for compliance with all of the other obligations to be performed by Tenant under the terms, provisions, and covenants of this Lease. If any Transferee defaults under this Lease, then Landlord may proceed directly against Tenant without the necessity of exhausting remedies against such Transferee.

6.3.2 Landlord may consent to subsequent Transfers, or amendments or modifications to this Lease with Transferees, without notifying Tenant and without obtaining Tenant’s consent, and no such consent by Landlord shall relieve Tenant of liability under this Lease.

6.3.3 Upon the occurrence of an Event of Default, if all or any portion of the Premises is then subject to one or more subleases, then Landlord, in addition to any other remedies provided in this Lease or by Law, may collect directly from the subtenants under such subleases all rents due and becoming due to Tenant under such subleases and apply such rent against any sums due to Landlord from Tenant under this Lease, and no such collection shall be construed to constitute a novation or release of Tenant from the further performance of Tenant’s obligations under this Lease.

ARTICLE 7
INDEMNIFICATION; INSURANCE

7.1 Indemnification. To the extent permitted by Laws, Tenant shall protect, indemnify, and hold Landlord harmless from and against any and all Claims incurred by reason of:

(a) any damage to any property (including the property of Landlord), or any injury (including death) to any person, occurring in, on, or about any portion of the Project, to the extent that such injury or damage shall be caused by, or arise from, any actual or alleged act, neglect, fault, or omission by or of Tenant or any Tenant Parties to meet any standards imposed by any duty with respect to the injury or damage;

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(b) any Alterations, work, or other thing done by Tenant or any Tenant Parties in or about any portion of the Project, or from transactions of Tenant concerning any portion of the Project;

(c) Landlord’s withholding of consent to any Transfer;

(d) Tenant’s failure to comply with any Restrictions;

(e) any breach or default by Tenant of any representation, covenant or other term of this Lease; or

(f) the failure of Tenant or any other occupant of the Premises to surrender to Landlord possession of the Premises on the Termination Date in accordance with this Lease; provided that Tenant shall not be obligated to so indemnify Landlord to the extent any such matter arises from, or is caused by, the willful misconduct or gross negligence of Landlord. “Claims” mean claims, demands, losses, penalties, fines, liabilities, actions (including informal proceedings), settlements, judgments, damages, costs, and expenses (including attorneys’ fees and consultants’ fees, court costs, and other litigation expenses) of whatever kind or nature, known or unknown, contingent or otherwise, incurred or suffered by, or asserted against, the party in question.

7.2 Tenant Insurance.

7.2.1 Required Policies. Tenant shall obtain and keep in force throughout the Term the following coverages in the following amounts:

(a) commercial general liability insurance on an “occurrence” basis on the current ISO CG 00 01 occurrence form with a deductible reasonably acceptable to Landlord, and with a combined single limit for bodily injury, death, property damage for products and completed operations, contractual liability, personal injury and advertising injury, in an amount reasonably satisfactory to Landlord, but in no event less than $2,000,000.00;

(b) comprehensive automobile insurance on ISO form CA 00 01 covering owned, non-owned and hired vehicles with a combined single limit of not less than $1,000,000.00;

(c) worker’s compensation insurance with limits as required by Laws, and employer’s liability insurance coverage with limits of $1,000,000.00 each accident, $1,000,000.00 disease – each employee, and $1,000,000.00 – policy limit;

(d) “Special Form” property insurance with no co-insurance, including vandalism and malicious mischief, boiler and machinery comprehensive form, if applicable, and endorsements for earthquake sprinkler damage, covering damage to or loss of Tenant’s Personalty, and all Tenant’s Alterations in an amount equal to the full replacement value thereof (without deduction for depreciation);

(e) business income insurance with extra expense insurance (ISO form CP 00 30) in an amount not less than 12 months of income on an Actual Loss Sustained basis;

(f) any such other insurance as Landlord’s lender may require or Landlord may reasonably require.

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7.2.2 Requirements for Policies. The policies required under Section 7.2.1 shall:

(a) (i) with respect to the commercial general liability policy, name Landlord; Walton WH Investors V, L.P.; Walton WH Holdings V, L.L.C.; Walton Street Real Estate Investors V, L.P.; Walton Street Real Estate Fund V, L.P.; Walton Street Real Estate Partners V, L.P.; Walton Street Managers V, L.P.; WSC Managers V, Inc.; Walton Street Capital, L.L.C.; Landlord’s lender; Landlord’s property manager; and/or any other persons or entities reasonably designated by Landlord, as additional insureds using additional insurance endorsements CG 20 10 10 01 and 20 37 07 04, and (ii) with respect to the property insurance policy, name Landlord and Landlord’s lender as loss payee;

(b) be issued by reputable, financially sound insurance companies admitted to do business in the State of California with a Best’s Rating Guide rating of A-:VIII or better at all times during which one or more policies issued by such companies are being used to satisfy any of the requirements of Section 7.2.1;

(c) provide that such policies shall not be canceled unless 30 days’ notice shall have been given to Landlord (except that 10 days’ notice of cancellation for non-payment of premiums may be given);

(d) include coverage for liability assumed under an insured contract (including the tort liability of another assumed in a business contract) with defense provided in addition to policy limits and insure performance of Tenant’s indemnity obligations set forth in this Lease, including the indemnity obligations set forth in Section 7.1;

(e) provide that no act or omissions of Tenant shall affect or limit the obligations of the insurer with respect to other insureds, including Landlord;

(f) provide that the proceeds of such insurance applicable to casualties occurring during the Term shall be used to repair or replace Tenant’s Personalty and Tenant Alterations, and to pay the Rent; and

(g) with respect to the commercial general liability policy, provide that (i) coverage shall be primary and shall not include an endorsement or modification that makes the commercial general liability policy excess over other available insurance, (ii) Landlord, although an additional insured, shall nevertheless be entitled to recovery under such policy for any damage to Landlord by reason of acts or omissions of Tenant, and (iii) the coverage carried by Landlord shall be noncontributory with respect to policies carried by Tenant.

7.2.3 Evidence of Insurance. Prior to taking possession of the Premises, Tenant shall give to Landlord either a copy of each insurance policy required to be obtained and maintained by Tenant in accordance with Section 7.2.1, or certificate thereof issued by the insurance company on ACORD Form 25 as to liability insurance, or on ACORD Form 28 as to property insurance showing such policies in force, and a copy of the additional insured endorsements, and thereafter Tenant shall give to Landlord renewal policies or certificates meeting the requirements of this Section 7.2 at least 30 days prior to the expiration date of each policy. Tenant shall, within a reasonable period of time after Landlord’s request therefor, give to Landlord a certified copy of any and all insurance policies required by this Lease.

7.2.4 Alterations. During the performance of any Alterations by Tenant, (a) the insurance required under this Section 7.2 shall extend to all of Tenant’s contractors (and subcontractors of any tier) and shall include injuries to persons and damage to property arising in connection with such Alterations and (b) Tenant shall also maintain such other insurance as Landlord may require, including all-risk builder’s insurance. Tenant shall give to Landlord copies of the policies of, or certificates evidencing, such insurance prior to commencing construction of such Alterations.

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7.3 Waivers.

7.3.1 Tenant hereby waives all rights against Landlord for recovery of damages to the extent that those damages are covered under Tenant’s insurance required to be maintained under Sections 7.2.1(a), (b), (c) and (f) above, or which would ordinarily have been covered by such insurance if Tenant had maintained such insurance. Tenant shall obtain any special endorsements required by Tenant’s insurers to effect compliance with this Section 7.3.1.

7.3.2 Each of Landlord and Tenant hereby waive all rights against the other for recovery of damages to the extent that such damages are covered by any property insurance related to the Premises, the Property or the Project, or which would ordinarily have been covered by such insurance if the waiving party had maintained the property insurance required to be maintained by it under this Lease. If any property insurance policy implicated by this waiver does not allow the insured to waive rights of recovery against others prior to a loss, the insured shall cause such policy to be endorsed to provide this waiver.

7.3.3 Landlord shall not be liable to Tenant, and Tenant hereby waives all Claims against Landlord for any damage to or loss of property in or about any portion of the Project by or from any cause whatsoever, except to the extent caused by or arising from the gross negligence or willful misconduct of Landlord.

ARTICLE 8
SERVICES AND UTILITIES

8.1 Basic Services.

8.1.1 Basic Services. Landlord shall furnish to the Premises during Business Hours on Business Days the following services and utilities:

(a) water suitable for normal office use;

(b) heat, ventilation, and air-conditioning as required in Landlord’s reasonable judgment for the use and occupancy of the Premises;

(c) Intentionally omitted;

(d) elevator service; and

(e) electricity for normal office use.

8.1.2 Defined Terms.

(a) “Business Hours” means 8:00 a.m. until 6:00 p.m. on weekdays and 9:00 a.m. until 1:00 p.m. on Saturdays.

(b) “Business Days” means all days other than Sundays and all federal and State of California holidays.

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8.2 Additional Services. If Tenant requires any services or utilities in addition to those provided in accordance with Section 8.1, then Landlord shall have the exclusive right to furnish such additional services or utilities, and Tenant shall pay to Landlord the Building standard charge therefor. Tenant shall not contract with any utility provider to service the Premises, that is not then providing such service to other tenants in the Building.

8.3 Excess Use.

8.3.1 If Tenant installs equipment in the Premises that affects the temperature otherwise maintained by the air-conditioning system, or if Tenant allows occupancy of the Premises by more persons than the air-conditioning system is designed to accommodate, then, in either case, Landlord may install, operate, and maintain supplemental air-conditioning units in, or for the benefit of, the Premises, and Tenant shall pay to Landlord the cost thereof.

8.3.2 Tenant shall not use any unit of equipment in the Premises that would use electric current in excess of 2000 watts and/or 20 amps or 120 volts, or that would increase the amount of electricity or water usually furnished or supplied for use in the Premises for normal office use. Tenant shall not connect any equipment with electric current except through electrical outlets in the Premises existing as of the Commencement Date.

8.3.3 Landlord may charge Tenant for any quantity of utilities consumed by Tenant beyond amounts customarily consumed in the Premises for normal office use and for costs of sanitary sewer or trash removal arising from Tenant’s excessive consumption of such services. The parties acknowledge that Tenant’s anticipated electrical consumption will exceed amounts of electricity customarily consumed in the Premises for normal office use. Without limiting the first sentence of this paragraph, Tenant and Landlord shall establish a monthly charge for Tenant’s disproportionate electrical consumption at the Premises (the “Monthly Additional Power Charge”). Once established, Tenant will be billed for such consumption on a monthly basis and upon establishment of the Monthly Additional Power Charge, Tenant shall remit payment for its excess power consumption applicable to the period between the Commencement Date and the establishment of the Monthly Additional Power Charge. The Monthly Additional Power Charge shall be adjusted periodically to take into account changes in rates charged by the local utility company for power consumption. Additionally, either Tenant or Landlord may on one occasion per each 12-month period during the Term request an updated estimate of Tenant’s disproportionate electrical consumption based on a change in circumstances applicable to Tenant’s power consumption. The parties will thereafter work together in good faith to determine if any adjustments to the Monthly Additional Power Charge are warranted. There shall be no mark-up over rates charged by the utility provider on after-hours HVAC or with respect to excess power consumption charges. All revenue collected for after-hours HVAC shall be used to reduce Expenses. With respect to the foregoing, Landlord and Tenant desire to minimize costs and wasted resources. Accordingly, the parties will act together in an environmentally sensitive manner to minimize costs and wasted resources.

8.4 Liability for Interruption. In the absence of Landlord’s gross negligence or willful misconduct, Landlord shall not be liable for, and Tenant shall not be entitled to, any abatement or reduction of Rent by reason of Landlord’s failure to furnish any service or utility; provided that Landlord shall not be liable for such failure to the extent such failure is caused by Force Majeure. “Force Majeure” means fire, earthquake, explosion, flood, hurricane, inclement weather, acts of God or public enemy, national or state emergency, war, invasion, insurrection, rebellion, riots, labor strikes or lockouts, inability to obtain labor or materials or reasonable substitutes, governmental acts, restrictions (including energy usage restrictions), regulations or controls, or by any other cause, whether similar or dissimilar, beyond the reasonable control of Landlord. Landlord shall use commercially reasonable efforts to remedy any interruption in the furnishing of services or utilities.

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8.5 Parking.

8.5.1 Tenant’s Rights. During the Term, Tenant shall have the right to purchase, on a monthly basis, up to 250 parking passes for the Parking Facilities on the terms, and subject to the conditions, set forth in the parking agreement attached hereto as Exhibit D between Tenant and the operator of the Parking Facilities. Tenant shall pay to Landlord the monthly parking charges for the first full calendar month of the Term prior to or concurrently with Tenant’s execution of this Lease.

8.5.2 Liability. To the fullest extent permitted by Laws, Landlord shall have no liability for any loss or damage to property or other items located in the Parking Facilities (including any loss or damage to the automobiles of Tenant or any Tenant Parties, or the contents thereof due to theft, vandalism, or accident) or for any personal injuries or death arising out of the use of the Parking Facilities, whether or not such loss, damage, injury, or death results from Landlord’s active negligence or negligent omission. The limitation on Landlord’s liability under the preceding sentence shall not apply, however, to loss or damage, injury, or death arising directly from Landlord’s willful misconduct. Landlord shall not be liable for Claims arising through acts or omissions of any operator of the Parking Facilities. Tenant, on its own behalf and on behalf of all others claiming through Tenant, hereby voluntarily releases, discharges, waives, and relinquishes any and all actions or causes of action for personal injury, death, or property damage occurring to Tenant or any Tenant Parties arising as a result of parking in the Parking Facilities, or any activities incidental thereto, wherever or however the same may occur. Tenant agrees to look first to Tenant’s insurance carrier and to require that all Tenant Parties look first to their respective insurance carriers for payment of any losses or damages sustained, or personal injuries or death, in connection with any use of the Parking Facilities.

ARTICLE 9
THIRD PARTIES

9.1 Subordination. This Lease shall be automatically subject and subordinate at all times to the lien of any mortgages or deeds of trust on, against, or affecting any portion of the Project, or Landlord’s interest or estate in any portion of the Project, whether this Lease was executed before or after said instrument, and to all renewals, modifications, consolidations, replacements, and extensions thereof (each, a “Mortgage”); provided that if the holder or trustee of any Mortgage (each, a “Mortgagee”) elects to have this Lease be superior to such Mortgage, then, by Notice given to Tenant, this Lease shall be deemed superior. Tenant shall execute and deliver to Landlord, within 10 days after Landlord’s request therefor, such further commercially reasonable instruments evidencing such subordination or superiority as may be required by Landlord.

9.2 Attornment. In the event of the foreclosure of, or exercise of the power of sale under, any Mortgage, or in the event of a deed given in lieu of foreclosure, then (a) upon the request of the purchaser in such foreclosure or sale, or the grantee under such deed in lieu (any such party, the “New Owner”), Tenant shall attorn, without any deductions or setoffs whatsoever, to the New Owner and recognize the New Owner as the Landlord under this Lease; (b) upon the request of the New Owner, Tenant shall enter into a new lease, containing all of the terms and provisions of this Lease, with the New Owner for the remaining Term, or at the election of the New Owner, this Lease shall automatically become a new lease between Tenant and the New Owner upon the terms and provisions of this Lease for the remaining Term, and Tenant shall confirm such attornment and new lease in writing within 10 days after the New Owner’s request therefor; (c) the New Owner shall not be liable for any act or omission of Landlord under this Lease occurring prior to the New Owner stepping into the shoes of Landlord, nor for the return of the Security Deposit (except to the extent that the Security Deposit has actually been transferred to the New Owner); and (d) the New Owner shall not be bound by any modification of this Lease or any previous payment of more than one month of Base Rent that was not consented to by the New Owner. Tenant waives the provisions of any Laws that may give or purport to give to Tenant any right to terminate or otherwise adversely affect this Lease or the obligations of Tenant under this Lease in the event of any foreclosure, sale or deed in lieu of foreclosure.

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9.3 Mortgagee’s Right to Cure. Notwithstanding anything to the contrary in this Lease, before exercising any right (a) of offset, counterclaim, reduction, deduction, or abatement against Tenant’s payment of Rent under this Lease or (b) to terminate the Lease or to claim a partial or total eviction, in each case arising from Landlord’s default under this Lease, (i) Tenant shall provide to each Mortgagee whose name and address has been furnished in writing to Tenant with notice of the default by Landlord giving rise to same, and (ii) after such Mortgagee receives such notice, such Mortgagee shall have a period of thirty (30) days beyond the period of time available to Landlord under the Lease in which to cure the default. Such Mortgagee shall have no obligation to cure (and shall have no liability or obligation for not curing) any default by Landlord. In addition, as to any default by Landlord the cure of which requires possession and control of the Project, provided that such Mortgagee undertakes by written notice to Tenant to exercise reasonable efforts to cure or cause to be cured by a receiver such default within the period permitted by this Section 9.3, such Mortgagee’s cure period shall continue for such additional time as such Mortgagee may reasonably require to either: (A) obtain possession and control of the Project with due diligence and thereafter cure the default with reasonable diligence and continuity; or (B) obtain the appointment of a receiver and give such receiver a reasonable period of time in which to cure the default.

9.4 Sale of the Project. If Landlord sells or conveys the Project, such sale or conveyance shall release Landlord from any liability from and after such sale or conveyance upon any of the covenants or conditions, expressed or implied, contained in this Lease in favor of Tenant, and in such event, Tenant agrees to look solely to the successor-in-interest of Landlord in and to this Lease. Except as set forth in this Section 9.4, this Lease shall not be affected by any such sale or conveyance and Tenant agrees to attorn to the purchaser or assignee. Landlord shall transfer or deliver the Security Deposit to Landlord’s successor-in-interest and thereupon Landlord shall be discharged from any further liability with regard thereto.

9.5 Estoppel Certificates. Within 10 days after Landlord’s request, Tenant shall execute and deliver to Landlord and any of Landlord’s then existing or prospective lenders, investors, or purchasers of any portion of the Project, a certificate substantially in the form attached as Exhibit C, or in such other form and containing such other information as Landlord or any such lenders, investors, or purchasers, may reasonably require. Any certificate delivered in accordance with this Section 9.5 may be relied upon by any such lender, investor, or purchaser.

9.6 Liens. Tenant shall immediately discharge (either by payment or by filing of the necessary bond or otherwise) any mechanic’s, materialman’s or other lien or encumbrance against any portion of the Project that arises out of any payment due for, or purported to be due for, any labor, services, materials, supplies or equipment alleged to have been furnished to or for Tenant. If Tenant shall fail to so discharge such lien or encumbrance then, in addition to any other right or remedy of Landlord, Landlord may discharge the same (either by payment or by filing of the necessary bond or otherwise), and any payment, costs and expenses incurred by Landlord in connection therewith, including reasonable attorneys’ fees, shall be repaid together with interest thereon at the rate set forth in Section 2.3 from the date of payment.

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ARTICLE 10
EVENTS OF DEFAULT & REMEDIES

10.1 Events of Default.

10.1.1 Events of Default. “Event of Default” means any of the following:

(a) Tenant fails to pay when due any Rent, and such failure continues for 5 days after Landlord gives to Tenant Notice thereof (but if Landlord gives to Tenant any such Notice twice in the 12-calendar-month period commencing with the calendar month in which the date of such first Notice occurs, then Tenant’s failure thereafter to pay when due any Rent during such period shall be an Event of Default without Notice);

(b) except as otherwise provided in this Lease, Tenant fails to comply with any term, provision, or covenant of this Lease and such failure continues for 30 days after Landlord gives to Tenant Notice thereof (but if such failure is curable but cannot reasonably be cured during such 30-day period, and if Tenant has commenced such cure promptly and in any case within such 30-day period and thereafter has diligently pursued such cure to completion, then such 30-day period shall be extended to 90 days);

(c) Tenant fails to obtain and keep in force at all times any insurance required under this Lease, and such failure continues for 5 days after Landlord gives to Tenant Notice thereof;

(d) Tenant fails to deliver to Landlord timely any instrument or assurance required under this Lease;

(e) breach of any of the representations or warranties of Tenant set forth in this Lease; or

(f) Tenant’s failure to restore the Security Deposit within the 5-day period set forth in Section 2.4 above.

10.1.2 Waivers. Tenant waives the notice requirements of California Code of Civil Procedure Section 1162 that would otherwise govern notices required under Section 1161, and agrees that any Notice that Landlord gives to Tenant in accordance with this Lease shall replace and satisfy any such requirements of Section 1162 and any similar or successor Law, as the same may be amended.

10.2 Remedies.

10.2.1 Upon Event of Default. Upon the occurrence of any Event of Default, Landlord shall have the option to pursue any one or more of the following remedies without any Notice or demand whatsoever, concurrently or consecutively and not alternatively (in addition to any other remedies available to Landlord at law or in equity), all of which remedies shall be distinct, separate and cumulative:

(a) Termination. Landlord may terminate this Lease, in which event Tenant shall vacate the Premises immediately and deliver possession of the Premises to Landlord, and if Tenant fails to do so, then Landlord may, after due process of law, enter upon and take possession of the Premises, and expel or remove Tenant and any other person who may be occupying the Premises or any portion thereof, without being liable for prosecution or any claim or damages therefor, and Landlord may recover from Tenant all of the following:

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(i) the worth at the time of award of the unpaid Rent that has been earned at the time of termination; plus

(ii) the worth at the time of award of the amount by which the unpaid Rent that would have been earned after the termination until the time of the award exceeds the amount of lost Rent that Tenant proves could have been reasonably avoided; plus

(iii) the worth at the time of award by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of such lost Rent Tenant provides could be reasonably avoided; plus

(iv) such other amounts in addition to or in lieu of the foregoing as may be permitted from time to time by Laws; plus

(v) any other amount necessary to compensate Landlord for all of the detriment proximately caused by Tenant’s failure to perform Tenant’s obligations under this Lease, or that in the ordinary course would be likely to result therefrom.

“Worth at the time of award” of the amounts set forth in Sections 10.2.1(a)(i) and (ii) shall be computed by allowing interest at a rate per annum equal to the lesser of (1) the annual “Bank Prime Loan” rate cited in the Federal Reserve Statistical Release Publication H.15(519), published weekly plus 200 basis points, or (2) the highest rate permitted by Law. “Worth at the time of award” of the amount set forth in Section 10.2.1(a)(iii) shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco, California at the time of award plus 100 basis points.

(b) Subleases of Tenant. Whether or not Landlord elects to terminate this Lease, Landlord may terminate any and all subleases or other consensual arrangements for possession or occupancy of the Premises entered into by Tenant or any subtenant of Tenant, or may succeed to Tenant’s or Tenant’s subtenant’s interest in such subleases or other arrangements. If Landlord elects to succeed to Tenant’s or Tenant’s subtenant’s interest in any such subleases or other arrangements, then as of the date of Notice by Landlord of such election (i) Tenant shall have no further right to, or interest in, the rent or other consideration receivable thereunder, and (ii) any sublessee or other occupant of the Premises shall attorn to and recognize Landlord as its landlord.

10.2.2 Form of Payment Following Event of Default. Following the occurrence of an Event of Default, Landlord shall have the right to require that any or all subsequent amounts paid by Tenant to Landlord under this Lease, whether relating to the Event of Default in question or otherwise, be paid in the form of money orders, cashier’s checks, or certified checks drawn on institutions acceptable to Landlord, or by other means approved by Landlord, notwithstanding any prior acceptance by Landlord of payments from Tenant in any different form.

10.2.3 Landlord’s Cure Rights. If Tenant defaults under this Lease, then Landlord may, without being under any obligation to do so, and without thereby waiving such default, remedy such default for the account of Tenant. Tenant shall reimburse Landlord for all costs, expenses, and disbursements that Landlord incurs in so remedying such default, plus interest from the date of expenditure by Landlord at the rate set forth in Section 2.3.

10.2.4 Mitigation of Damages. Except as required by Laws, Landlord shall have no obligation to mitigate its damages. If Landlord is required by Laws to mitigate its damages under this Lease, then (a) Landlord shall be required only to use reasonable efforts to so mitigate, which shall not exceed such efforts as Landlord generally uses to lease other space in the Building; (b) Landlord shall not be deemed to have failed to so mitigate if Landlord leases any other portions of the Building before reletting the Premises; and (c) Landlord’s failure to so mitigate shall only reduce the Rent to which Landlord is entitled. Tenant acknowledges that Landlord’s rejection of a prospective replacement tenant based on an offer of rentals below Landlord’s published rates for new leases of comparable space at the Building at the time in question, or containing terms less favorable than those contained herein, shall not give rise to a claim by Tenant that Landlord failed to so mitigate.

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10.2.5 Waiver of Right of Redemption. Tenant (for itself and all others claiming through Tenant) irrevocably waives and releases any rights under any Laws now or hereafter existing (including Sections 473, 1174(e), and 1179 of the California Code of Civil Procedure and Section 3275 of the California Civil Code) to redeem or reinstate this Lease or Tenant’s right of occupancy of the Premises after termination of this Lease under any Laws.

ARTICLE 11
CASUALTY & CONDEMNATION

11.1 Casualty.

11.1.1 Obligations to Rebuild. If the Premises and/or any other portion of the Project is damaged or destroyed, then (a) this Lease shall continue in full force and effect, (b) unless Landlord elects to terminate this Lease in accordance with Section 11.1.2 Landlord shall promptly and diligently repair or restore the Premises (but only to the extent of the shell of the Premises and any Landlord Alterations) and (c) Tenant, at its sole cost and expense, shall replace or fully repair all Tenant’s Personalty and all Tenant Alterations.

11.1.2 Right to Terminate. Landlord may terminate this Lease if any portion of the Project is destroyed or damaged, regardless of whether the casualty is insured, if Landlord reasonably determines that (a) there are insufficient insurance proceeds available to Landlord to pay all of the costs of the repair or restoration of the Project, (b) the repair or restoration of the Project cannot be completed within 180 days after the date of the casualty, (c) Landlord is not permitted by any Restriction to rebuild the Project in substantially the same form as existed prior to the damage or destruction, or (d) the damage is substantial or the Premises or any other portion of the Project is destroyed and there are fewer than 12 full calendar months remaining in the Term. If Landlord desires to so terminate this Lease, then Landlord shall give to Tenant Notice of such termination within 45 days after the date of the casualty, in which event the Termination Date shall be the date that is 15 days after the date of the Notice.

11.1.3 Abatement of Rent. In the event of any damage or destruction to the Premises, the Base Rent shall be temporarily abated proportionately to the degree the Premises is rendered untenantable for the operation of Tenant’s business as a result of the damage or destruction, but only to the extent of any proceeds received therefor by Landlord from rental abatement insurance. Such abatement shall commence on the date of the damage or destruction and shall end on the date on which Landlord substantially completes the repair or restoration of the Premises to the extent required by Section 11.1.3. Except for such Base Rent abatement, Tenant shall not be entitled to any compensation or damages from Landlord for loss of the use of the Premises, damage to Tenant’s Personalty or to the Tenant Alterations, or any inconvenience occasioned by any damage, repair, or restoration.

11.1.4 Insurance Proceeds. If Landlord terminates this Lease, then Landlord shall be entitled to any and all of the insurance proceeds payable for the damage to Landlord’s property. Tenant shall promptly deliver to Landlord, and Tenant hereby assigns to Landlord, all insurance proceeds payable to Tenant under its insurance in respect of any Tenant Alterations.

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11.1.5 Waiver. Tenant (for itself and all others claiming through Tenant) irrevocably waives and releases its rights to make repairs at Landlord’s expense under Sections 1932(2), 1933(4), 1941, 1941.1, and 1942 of the California Civil Code and any similar or successor Laws, as the same may be amended. With respect to any damage or destruction that Landlord is obligated to repair or elects to repair under this Section 11.1, Tenant also waives all of its rights to terminate this Lease pursuant to rights presently or hereafter accorded by Law to tenants, including the provisions of Sections 1932(2) and 1933(4) of the California Civil Code. The provisions of this Lease, including this Section 11.1, constitute an express agreement between Landlord and Tenant with respect to any damage to, or destruction of, any portion of the Project. Any Law, including Sections 1932(2) and 1933(4) of the California Civil Code, in respect of any rights or obligations concerning any such damage or destruction in the absence of an express agreement between the parties, and any other Law relating to damage or destruction of leased premises, whether in effect on the date of this Lease or thereafter, shall have no application to this Lease or any damage or destruction of any part of the Premises or any other portion of the Project.

11.2 Condemnation. If all or any substantial part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain, or conveyance in lieu thereof, then either party to this Lease shall have the right to give the other a Notice terminating this Lease at any time within 30 days after such taking. If neither party to this Lease shall so elect to terminate this Lease, then the Rent thereafter to be paid shall be adjusted on a fair and equitable basis under the circumstances. If any substantial part of the Project shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, regardless of whether the Premises or any part of the Premises are so taken, then Landlord shall have the right to terminate this Lease. Landlord shall be entitled to any and all income, Rent, award, and any interest whatsoever upon any such sum, which may be paid or made in connection with any such public or quasi-public taking or conveyance in lieu thereof, and Tenant hereby assigns to Landlord any interest Tenant may have in, or claim to, all or any part of such sums, other than any separate award that may be made with respect to Tenant’s trade fixtures and moving expenses. Tenant shall make no claim for the value of any unexpired portion of the Term. Tenant (for itself and all others claiming through Tenant) hereby irrevocably waives and releases its rights under Section 1265.130 of the California Code of Civil Procedure and any similar or successor Law, as the same may be amended.

ARTICLE 12
MISCELLANEOUS

12.1 Notices. Any notice, consent, demand, or other communication or document required or permitted to be given under this Lease or pursuant to any Laws (“Notice(s)”), shall be (a) in writing (except as otherwise provided in this Lease), (b) addressed to the intended recipient at its address set forth on the signature pages of this Lease (provided that each of Landlord and Tenant may change its addresses for the giving of notices by giving notice thereof to the other party), (c) sent by fully prepaid registered or certified United States Mail return receipt requested, or by reputable independent contract delivery service furnishing a written record of attempted or actual delivery, and (d) deemed to have been delivered when tendered for delivery to the addressee, whether or not actually accepted or received by the addressee. The provisions of Section 1013(a) of the California Code of Civil Procedure, extending the time within which a right may be exercised or an act may be done, shall not apply to a Notice. Any Notice may be given by an attorney on behalf of Landlord or by Landlord’s property management company.

12.2 OFAC/FCPA. Neither Tenant nor any of its affiliates, nor to its knowledge any of their respective brokers or other agents acting in any capacity in connection with the transactions contemplated by this Lease is or will be (a) conducting any business or engaging in any transaction or dealing with any person appearing on the U.S. Treasury Department’s OFAC list of prohibited countries, territories, “specifically designated nationals” (“SDNs”) or “blocked person” (each a “Prohibited Person”) (which lists can be accessed at the following web address: http://www.ustreas.gov/offices/enforcement/ofac/), including the making or receiving of any contribution of funds, goods or services to or for the benefit of any such Prohibited Person; (b) engaging in certain dealings with countries and organizations designated under Section 311 of the USA PATRIOT Act as warranting special measures due to money laundering concerns; (c) dealing in, or otherwise engaging in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224 dated September 24, 2001, relating to “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism”; (d) a foreign shell bank or any person that a financial institution would be prohibited from transacting with under the USA PATRIOT Act; or (e) engaging in or conspiring to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempting to violate, any of the prohibitions set forth in (i) any U.S. anti-money laundering law, (ii) the Foreign Corrupt Practices Act, (iii) the U.S. mail and wire fraud statutes, (iv) the Travel Act, (v) any similar or successor statutes or (vi) any regulations promulgated under the foregoing statutes. If at any time this representation becomes false, then it shall be considered an event of default under this Lease as to which there shall be no right to Notice or any opportunity to cure, notwithstanding anything contained in this Lease to the contrary, and Landlord shall have the right to immediately exercise all of the remedies set forth in this Lease, including immediate termination of this Lease.

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12.3 Financial Statements. At Landlord’s request, Tenant shall give to Landlord a copy of Tenant’s most recent financial statements, either audited or unaudited, but if unaudited, certified by Tenant’s chief financial officer as being true, complete, and correct in all material respects; provided, however, that if and so long as Tenant is a public company, Tenant may satisfy its obligation to provide financial statements to Landlord by providing Landlord Tenant’s most recent annual and quarterly reports filed with the Securities and Exchange Commission.

12.4 Brokers. Each of Landlord and Tenant represents and warrants to the other that such party has not dealt with any broker or finder in connection with this Lease.

12.5 Limitation of Landlord’s Liability. Landlord’s liability under this Lease shall be limited to and enforceable only against and to the extent of Landlord’s interest in the Project. Landlord’s obligations under this Lease shall not be personally binding on Landlord’s present or future investment manager, property manager, or any of the trustees, directors, officers, partners, beneficiaries, principals, members, managers, investors, stockholders, employees, affiliates, agents, representatives, successors or assigns of Landlord, Landlord’s investment manager, or Landlord’s property manager. Landlord shall not be liable to Tenant under this Lease for any lost profits or damage to business. The limitation of liability provided in this Section 12.5 is in addition to, and not in limitation of, any limitation or liability applicable to Landlord provided by Law or by any other contract, agreement, or instrument.

12.6 No Waivers. No provision of this Lease shall be deemed waived by either party unless expressly waived in a writing signed by the waiving party (and then only to the extent so expressly waived). No waiver shall be implied by delay or any other act or omission of either party. No waiver by either party of any provision of this Lease shall be deemed a waiver of such provision with respect to any subsequent matter relating to such provision, and Landlord’s consent or approval respecting any action by Tenant shall not constitute a waiver of the requirement for obtaining Landlord’s consent or approval respecting any subsequent action. No act or thing done by Landlord or its agents during the Term shall be deemed a termination of this Lease, an acceleration of the Termination Date, or an acceptance of the surrender of the Premises, and no agreement to terminate this Lease, accelerate the Termination Date, or accept a surrender of the Premises shall be valid, unless expressly provided in a writing signed by Landlord. Acceptance of the full or any partial payment of Rent shall not be deemed Landlord’s waiver of any breach by Tenant of any provision of this Lease and Landlord’s acceptance of a lesser amount than the Rent due under this Lease shall not be deemed Landlord’s waiver of Landlord’s right to receive the full amount of Rent due, nor shall any endorsement or statement on any check or payment or any letter accompanying such check or payment be deemed an accord and satisfaction, and Landlord may accept such partial payment without prejudice to Landlord’s right to recover the full amount of Rent due. Tenant acknowledges that this Section 12.6 imparts actual notice to Tenant, pursuant to California Code of Civil Procedure Section 1161.1(c), that Landlord’s acceptance of partial payment of Rent does not constitute a waiver of any of Landlord’s rights, including any right Landlord may have to recover possession of the Premises. Forbearance by Landlord in enforcing one or more of the remedies provided in this Lease upon an Event of Default shall not be deemed a waiver of such Event of Default or of Landlord’s right to enforce any such remedies with respect to such Event of Default or any subsequent Event of Default. Landlord’s acceptance of any Rent or of the performance of any other provision of this Lease from any person other than Tenant, including any Transferee, shall not be deemed a waiver of Landlord’s right to approve any Transfer in accordance with Article 6.

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12.7 Entry into Premises. Landlord reserves and shall at all times have the right to enter the Premises to inspect the same, to supply any service to be provided by Landlord under this Lease, to remedy any Tenant default, to show the Premises to prospective purchasers, investors, Mortgagees, and tenants, and to alter, improve, and repair the Premises or any other portion of the Project, in any case without abatement of Rent, and may for such purposes erect, use, and maintain scaffolding, pipes, conduits, and other necessary structures and open any wall, ceiling, or floor in or through the Building or Premises where reasonably required by the character of the work to be performed; provided that Tenant’s entrance to the Premises shall not be blocked and the conduct of Tenant’s business at the Premises shall not be interfered with unreasonably. If Landlord damages any portion of any wall or wall-covering, ceiling, or floor or floor-covering within the Premises, then Landlord shall repair or replace the damaged portion to match the original as nearly as commercially reasonable, but shall not be required to repair or replace more than the portion actually damaged. Except as otherwise expressly provided in this Section 12.7, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant’s business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by any action of Landlord authorized by this Section 12.7.

12.8 Other Provisions.

12.8.1 Covenant of Quiet Enjoyment. Landlord covenants that Tenant, while paying the Rent and performing Tenant’s other covenants and agreements under this Lease, shall peaceably and quietly have, hold, and enjoy the Premises for the Term without hindrance from Landlord, but not otherwise, subject to all matters of record and to the terms and provisions of this Lease.

12.8.2 Survival. All obligations of Tenant under this Lease not fully performed as of the Termination Date shall survive the Termination Date.

12.8.3 Entire Agreement. This Lease, together with the Addendum and the Exhibits, contains all of the agreements of Landlord and Tenant in respect of this Lease and supersedes any previous negotiations. There have been no representations made by Landlord or any of Landlord’s representatives, or understandings made between Landlord and Tenant, other than those set forth in this Lease, the Addendum and the Exhibits. This Lease may not be modified except by a written instrument duly executed by the party to be bound.

12.8.4 Execution in Counterparts. This Lease may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

12.8.5 Recording. Tenant shall not record this Lease or a short form memorandum of this Lease.

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12.8.6 No Light, Air, or View Easement. Any diminution or shutting off of light, air or view by any structure that may be erected on lands adjacent to or in the vicinity of the Project or any portion thereof shall not affect this Lease, entitle Tenant to any reduction in Rent, or impose any liability on Landlord.

12.8.7 Non-Discrimination. Tenant shall not (and Tenant shall not permit any person claiming through or under Tenant to) discriminate against or segregate any person or group of persons on account of race, color, creed, sex, religion, marital status, ancestry, or national origin, whether in the use, occupancy, subleasing, transferring, or enjoyment of the Premises, or otherwise.

12.8.8 Attorneys’ Fees. In any action or proceeding that Landlord or Tenant initiates against the other party declaratory or otherwise, arising out of this Lease, the unsuccessful party in such action or proceeding shall reimburse the prevailing party for its costs, including reasonable attorneys’ fees.

12.8.9 Waiver of Consequential Damages. Neither Landlord nor Tenant shall be liable to the other for any form of special, indirect, consequential, or punitive damages.

12.8.10 Security. With respect to Tenant’s property and interests, Tenant assumes the risk that any safety or security device, service, or program provided by Landlord may not be effective, or may malfunction, or may be circumvented by a criminal.

12.8.11 Antenna; Satellite Dishes. Subject to Landlord’s approval of the plans and specifications related thereto, which shall not be unreasonably withheld, conditioned, or delayed, during the Term Landlord shall permit Tenant to install and maintain at Tenant’s sole expense telecommunications antennas, microwave dishes and other communications equipment (“Antenna”) on the roof of the Building in a location designated by Landlord and subject to strict compliance with all applicable Restrictions. The size of the space and the size and visibility of the Antenna shall be mutually acceptable to Landlord and Tenant. Landlord makes no warranties or representations to Tenant as to the permissibility of an Antenna on the Building under applicable Restrictions. Tenant shall be required to obtain all governmental permits, consents or authorizations necessary for the erection and operation of the Antenna and the Antenna shall not interfere with the Building systems or equipment or with equipment previously installed by any other occupant of the Building. If installation of the Antenna requires any roof penetrations, Tenant shall use a contractor approved by Landlord and shall cause such work to be done in a manner that will preserve any roof warranty held by Landlord. Upon the termination of this Lease, Tenant shall reimburse Landlord for the cost to remove the Antenna and restore the roof to its prior condition. Tenant’s right to use the roof shall be non-exclusive.

12.9 Interpretation.

12.9.1 Captions. The captions in this Lease are for convenience of reference and shall not define, increase, limit, or describe the scope or intent of any provision of this Lease.

12.9.2 Landlord and Tenant. The terms “Tenant” and “Landlord”, and any pronoun used in place thereof, shall indicate and include each of the parties’ and respective successors, executors, administrators, and permitted assigns, according to the context, provided that, for the purposes of any provisions indemnifying or waiving claims against, Landlord, the term “Landlord” shall also include Landlord’s present and future investment manager, and property management company, and all of their trustees, directors, officers, partners, beneficiaries, principals, members, managers, investors, stockholders, employees, affiliates, agents, representatives, contractors (and subcontractors of any tier), successors and assigns.

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12.9.3 Non-Exclusivity. Whenever the words “including”, “include”, or “includes” are used in this Lease, they shall be interpreted in a non-exclusive manner as though the words “without limitation” immediately followed the same. Any reference to “any part” or “any portion of” the Premises, the Building or the Project or any other property shall be construed to refer to all or any part of the same.

12.9.4 Covenants Independent. This Lease shall be construed as though the covenants herein between Landlord and Tenant are independent.

12.9.5 Joint and Several Liability. In any case where either Landlord or Tenant consists of more than one person, the obligations of such party under this Lease shall be joint and several.

12.9.6 Time of the Essence. Time is of the essence of this Lease and all of its provisions.

12.9.7 Governing Law. This Lease shall in all respects be governed by the laws of the State of California.

12.9.8 Successors and Assigns. Subject to the provisions of Article 6, the provisions of this Lease shall be binding upon and inure to the benefit of the heirs, successors, executors, administrators, and assigns of Landlord and Tenant.

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[Signature Page to Lease Agreement between Walton Empire Center V, L.L.C., as Landlord, and Point.360, as Tenant]

LANDLORD:

WALTON EMPIRE CENTER V, L.L.C.,
a Delaware limited liability company

By:	Walton WH Investors V, L.P.,
a Delaware limited partnership,
its Sole Member

By:	Walton WH Holdings V, L.L.C.,
a Delaware limited liability company,
its General Partner

By:	Walton Street Real Estate Fund V, L.P.,
a Delaware limited partnership,
its Managing Member

By:	Walton Street Managers V, L.P.,
a Delaware limited partnership,
its General Partner

By:	WSC Managers V, Inc.,
a Delaware corporation,
its General Partner

By:
Name:
Its:

Landlord’s Notice Address:		Landlord’s Payment Address:

Walton Empire Center V, L.L.C.		If by check:
c/o Walton Street Capital, L.L.C.
900 North Michigan Avenue, Suite 1900		Walton Empire Center V, L.L.C.
Chicago, Illinois 60611		c/o Tiarna Real Estate Services, Inc.
Attention:	Mr. James Holmes	2603 Main Street, Suite 210
	Angela Lang, Esq.	Irvine, California 92614

If by wire transfer:

		Bank:	Bank of the West
300 South Grand Ave., 13th Floor
Los Angeles, CA 90071
		ABA:	121100782
		Swift Number:	BWSTUS66
		Acct. Name:	Walton Empire Center V, L.L.C.
		Acct. No.:	023-690503

29	Empire Center Point.360

[Continuation of Signature Page to Lease Agreement between Walton Empire Center V, L.L.C., as Landlord, and Point.360, as Tenant]

TENANT:

Point.360,
a California Corporation

By:
Name:
Title:

By:
Name:
Title:

Tenant’s Notice Address:

Point.360
2701 Media Center Drive,
Los Angeles, CA 90065
Attn: Executive Vice President, Finance and Administration and Chief Financial Officer

30	Empire Center Point.360

ADDENDUM

This Addendum is annexed to and made a part of that certain Lease Agreement, effective as of July 1, 2015, by and between Walton Empire Center V, L.L.C., a Delaware limited liability company (“Landlord”), and Point.360, a California corporation (“Tenant”).

1. Temporary Expansion Space. Approximately 7,489 rentable square feet on the first floor of the Building that is not part of the Premises, consists of 4 suites known as Suite 101 (collectively, the “Temporary Suites”), all of which are vacant as of the full execution of the Lease. Subject to the provisions of this Section 1, and provided that an Event of Default is not in existence, then to the extent that during the Term any of the Temporary Suites are vacant and “available for lease” (“Temporary Expansion Space”), Tenant shall have a right to expand the Premises on a suite-by-suite basis to include the Temporary Expansion Space upon Notice to Landlord, which notice shall identify the Temporary Suite(s) Tenant desires to lease (“Temporary Space Expansion Notice”). The Temporary Expansion Space shall be leased to Tenant on a month-to-month basis in its then current “As Is” condition on economic terms consistent with the terms and conditions applicable to the initial Premises (after factoring in Tenant’s Share with respect to the common area portion of the Project where the applicable Temporary Expansion Space is located), including monthly Base Rent charged per rentable square foot escalated at a rate of 3% per annum and Additional Rent pursuant to Article 2 of the Lease. The parties acknowledge that the rentable square footage of the Temporary Expansion Space was determined by Ware Malcomb. If Tenant gives Landlord a Temporary Space Expansion Notice, Landlord and Tenant shall then promptly amend the Lease to add the Temporary Expansion Space specified in the Temporary Space Expansion Notice to the Premises on the terms and conditions described above and to adjust Tenant’s Share. The expansion right described in this Section 1 is personal to Original Tenant, may not be assigned, transferred or conveyed to any party, and may be exercised only if Original Tenant is in possession of, and occupies, at least 37,930 rentable square feet on the first floor of the Building without sublease or assignment to any other person or entity. Original Tenant’s right to lease the Temporary Expansion Space shall be subordinate to the rights granted to other tenants prior to the full execution of the Lease. For purposes of this Section 1 and Section 2 of this Addendum, Temporary Expansion Space shall be “available for lease” only if it is not leased, subject to a lease or other occupancy agreement, as such lease or occupancy agreement may be renewed or extended from time to time, whether or not pursuant to the exercise of renewal or extension provisions contained therein, or the subject of a lease negotiation with a prospective tenant.

2. Expansion Option. Subject to the provisions of this Section 2, and provided an Event of Default is not in existence, Tenant shall have an option to expand the Premises to include Available Expansion Space (the “Expansion Option”). If Tenant desires to so expand the Premises, Tenant shall give Landlord a Notice (the “Expansion Notice”), which Expansion Notice shall set forth the number of usable square feet Tenant desires to add to the Premises. Within 30 days after Landlord’s receipt of the Expansion Notice, Landlord shall determine if there is Available Space for lease located on (i) the first floor of the Building (including any Tenant occupied Temporary Expansion Space), (ii) multi-tenant floors of the Building, or (iii) the second floor of the Building ((i), (ii) and (iii) are collectively referred to as the “Available Expansion Space”) and deliver Notice (“Available Expansion Space Notice”) to Tenant describing the Available Expansion Space, if any. Tenant acknowledges and agrees that (i) in connection with Landlord’s determination of Available Expansion Space, priority will be given to, and Tenant shall be required to lease the Available Expansion Space, if at all, in the following sequence: (a) Available Expansion Space located on the first floor of the Building (including any Tenant-occupied Temporary Expansion Space), (b) Available Expansion Space located on multi-tenant floors of the Building, and (c) Available Expansion Space located on the second floor of the Building, (ii) Tenant will be required to convert any Temporary Expansion Space it is then leasing to Available Expansion Space before leasing any other Available Expansion Space, and (iii) Landlord shall have the right, in its sole discretion, to remove the space on the second floor of the Building from the Available Expansion Space. If Tenant wishes to exercise its Expansion Option with respect to the Available Expansion Space described in the Available Expansion Space Notice, then within 10 business days after Landlord’s delivery of the Available Expansion Space Notice to Tenant, Tenant shall deliver Notice (the “Exercise Notice”) to Landlord of Tenant’s exercise of Expansion Option. Available Expansion Space shall be leased to Tenant in its then-current “As-Is” condition and upon economic terms and conditions that are consistent with the economic terms and conditions applicable to the initial Premises, including monthly Base Rent charged per rentable square foot escalated at a rate of 3% per annum, and Additional Rent pursuant to Article 2 of the Lease. If Tenant does not give the Exercise Notice to Landlord within 10 business days after Landlord’s delivery of the Available Expansion Space Notice to Tenant, then Landlord shall be free to negotiate and enter into a lease for the Available Expansion Space or applicable portion thereof to anyone to whom Landlord desires and Tenant shall have no further right hereunder with respect to the subject Available Expansion Space. If Tenant gives Landlord an Exercise Notice, Landlord and Tenant shall then promptly amend the Lease to add such Available Expansion Space to the Premises on the terms and conditions described above and to adjust Tenant’s Share. The Expansion Option hereunder is personal to Original Tenant, and may not be Transferred and may be exercised only if Original Tenant is in possession of, and occupies, at least 37,930 rentable square feet on the first floor of the Building without sublease or assignment to any other person or entity. The Expansion Option shall be subordinate to the rights granted to other tenants prior to the full execution of the Lease.

Addendum	Empire Center Point.360

3. License Space. For the period commencing on July 1, 2015 and ending on September 30, 2015 (the “Second Floor Space Initial License Term”), Tenant shall have a limited license to use and occupy Suite 200 located on the second floor of the Building (the “Second Floor Space”) for the purpose of transitioning its operations from the Second Floor Space to the Premises. So long as Tenant’s continued limited occupancy on the Second Floor Space does not negatively impair Landlord’s desired activities at the Building (as determined by Landlord in its sole discretion) upon Notice from Tenant, the Second Floor Space Initial License Term shall be extended for up to an additional three (3) months, through December 31, 2015 (the “Second Floor Space Extended License Term”). The Second Floor Space Initial License Term and Second Floor Space Extended License Term are hereinafter collectively referred to as the “Second Floor Space License Term”. Landlord shall have the right to terminate Tenant’s license to use the Second Floor at any time during the Second Floor Space Extended License Term upon 15 days’ prior Notice to Tenant. During the Second Floor Space License Term Tenant shall comply with all of the terms and provisions of the Lease except for those provisions requiring the payment of Base Rent and Additional Rent. In consideration of the limited license to use the Second Floor Space, Tenant shall be charged an amount equal to Landlord’s estimate of actual variable costs incurred by Landlord in connection with Tenant’s occupancy and use of the Second Floor Space, as determined by Landlord in its reasonable discretion and after consultation with Tenant. Tenant shall remit payment for such variable costs to Landlord within 30 days after Landlord’s delivery of an invoice to Tenant. In addition to the foregoing charge, on or before the first day of each full calendar month during the Second Floor Space License Term, Tenant shall pay to Landlord a monthly license fee of $5,000 per month for Tenant’s use of the Second Floor Space. The license set forth in this Section 3 is personal to the Original Tenant and shall not be Transferred. If Original Tenant shall Transfer its interest in the Lease, then notwithstanding anything contained in this Section 3 to the contrary, simultaneously with such Transfer Tenant’s right to use and occupy the Second Floor Space shall terminate and be of no further force or effect and Tenant shall immediately surrender the Second Floor Space in the condition required hereby. Use of the Second Floor Space by Tenant shall be on an “As-Is” basis, and Landlord shall have no obligation to repair or to make any improvements or alterations to the Second Floor Space or to provide any construction or refurbishing allowance whatsoever. Notwithstanding anything contained in this Lease to the contrary, Tenant shall not perform any Alterations to the Second Floor Space. Tenant shall vacate and surrender the Second Floor Space to Landlord on or prior to the end of the Second Floor Space License Term in a similar condition to that upon delivery and broom clean. Tenant acknowledges that Tenant’s failure to vacate and surrender the Second Floor Space may compromise or otherwise affect Landlord’s ability to enter into new leases with prospective tenants regarding the Second Floor Space. Therefore, if Tenant fails to vacate and deliver the Second Floor Space upon the termination or expiration of this Second Floor Space Term, in addition to any other liabilities to Landlord accruing therefrom, Tenant shall protect, defend, indemnify and hold Landlord harmless from and against all claims made by any succeeding tenant founded upon such failure to vacate and deliver, and any losses suffered by Landlord, including lost profits, resulting from such failure to vacate and deliver. Tenant agrees that any proceedings necessary to recover possession of the Second Floor Space, whether before or after expiration of the Term of the Lease, shall be considered an action to enforce the terms of this Lease for purposes of the awarding of any attorney’s fees in connection therewith.

Addendum	Empire Center Point.360

EXHIBIT A

FLOOR PLAN DEPICTING THE PREMISES

A-1	Empire Center Point.360

EXHIBIT B

SITE PLAN

B-1	Empire Center Point.360

EXHIBIT C

FORM OF TENANT ESTOPPEL CERTIFICATE

The undersigned as Tenant under that certain Office Lease (the “Lease”) made and entered into as of _________, ____ with Walton Empire Center V, L.L.C., a Delaware limited liability company, as Landlord, for Premises described as Suite ____ in the office building commonly known as Empire Center and located at 2300 Empire Avenue, Burbank, California 91504-3350, certifies as follows:

1. Attached hereto as Exhibit A is a true and correct copy of the Lease and all amendments and modifications thereto. The documents contained in Exhibit A represent the entire agreement between the parties as to the Premises.

2. The undersigned has commenced occupancy of the Premises described in the Lease, currently occupies the Premises, and the Term commenced on ____________________.

3. The Lease is in full force and effect and has not been modified, supplemented or amended in any way except as provided in Exhibit A. Tenant is not entitled to receive any concession or benefit (rental or otherwise) or other similar compensation in connection with leasing the Premises other than as set forth in the Lease.

4. Tenant has not transferred, assigned, or sublet any portion of the Premises nor entered into any license or concession agreements with respect thereto except as follows: ______________________.

5. Base Rent became payable on ____________________.

6. The Term expires on _______________________.

7. All conditions of the Lease to be performed by Landlord necessary to the enforceability of the Lease have been satisfied and neither Landlord nor Tenant is in default thereunder. Without limiting the foregoing, (i) all construction and installation of tenant improvements required to be performed by or paid by Landlord under the Lease have been completed and paid and (ii) there are no unpaid allowances or rental concessions payable or creditable to Tenant which have not been paid or credited in full.

8. No rental has been paid in advance and no security has been deposited with Landlord except as provided in the Lease.

9. As of the date hereof, there are no existing defenses or offsets that the undersigned has, which preclude enforcement of the Lease by Landlord.

10. All monthly installments of Base Rent and all Monthly Expense and Tax Installments (as those terms in quotation marks are defined in the Lease) have been paid when due through ______________. The current monthly installment of Base Rent is $________________.

11. Tenant does not have any option to purchase or right of first refusal or first offer to purchase the Empire Center, or any portion thereof, or any interest therein and the only interest of Tenant in such property is as the Tenant under the Lease.

C-1	Empire Center Point.360

12. The amount of the security deposit held by Landlord to secure Tenant’s performance under the Lease is __________________ Dollars ($____________). No portion of the security deposit has been utilized or applied by Landlord.

13. Tenant is not the subject of any bankruptcy, insolvency, debtor’s relief, reorganization, receivership or other similar proceeding.

The undersigned acknowledges that this Estoppel Certificate may be delivered to Landlord’s prospective mortgagee, trust deed holder or a prospective purchaser or investor, and acknowledges that it recognizes that if same is done, in addition to Landlord, said mortgagee, prospective mortgagee, trust deed holder or prospective purchaser or investor will be relying upon the statements contained herein in making the loan or acquiring the property of which the Premises are a part, and in accepting an assignment of the Lease as collateral security, and that receipt by it of this Estoppel Certificate is a condition of making the loan or acquisition of such property.

If Tenant is a corporation, limited liability company or partnership, each individual executing this Estoppel Certificate on behalf of Tenant hereby represents and warrants that Tenant is a duly formed and existing entity qualified to do business in the State of California, if required by law, and that Tenant has full right and authority to execute and deliver this Estoppel Certificate and that each person signing on behalf of Tenant is authorized to do so.

Executed at __________________ on the _____ day of ______________, 20___.

“Tenant”

Point.360, a California corporation

By:
Name:
Title:
Date Signed:

C-2	Empire Center Point.360

EXHIBIT D

PARKING AGREEMENT

This Parking Agreement (this “Agreement”) made as of July 1, 2015, between Walton Empire Center V, L.L.C., a Delaware limited liability company (the “Parking Operator”), and Point.360, a California corporation (“Tenant”).

Recitals

A. Concurrently with the execution of this Agreement, Tenant is entering into a space lease (the “Lease”) with the Parking Operator, as the landlord (and in such capacity is referred to herein as the “Landlord”) for certain premises (the “Premises”) in the office building located at 2300 Empire Avenue, Burbank, California (the “Building”), which Building is located in an office project currently known as “Empire Center” (the “Project”). Capitalized terms used in this Agreement and not separately defined in this Agreement have the meanings set forth in the Lease.

B. Included within the Project is a six (6) story parking structure, a surface parking lot adjacent to the Building, and a surface parking lot behind the parking structure (collectively, the “Parking Facilities”), which Landlord currently operates, but which Landlord (in Landlord’s sole and absolute discretion) may at any time in the future master lease to another operator.

C. Pursuant to the terms of Section 8.5 of the Lease, during the Term Tenant is entitled to lease parking passes from the Parking Operator on the terms, and subject to the conditions set forth in a separate agreement between Tenant and the Parking Operator to be entered into concurrently with the Lease.

D. This Agreement constitutes the separate agreement between Tenant and the Parking Operator referred to in Section 8.5 of the Lease.

Agreement

1. Parking Passes.

1.1 General. The term of this Agreement (the “Term”) shall commence on the Commencement Date and shall continue until the earlier to occur of the Termination Date (as the same may be extended) or the earlier termination of the Lease. Tenant shall have the right to lease the number of parking passes for the Parking Facilities as is set forth in Section 8.5 of the Lease (the “Maximum Number of Parking Passes”), subject to the terms and conditions set forth in this Agreement. Each parking pass shall entitle Tenant to park one (1) passenger size vehicle in the Parking Facilities on an unreserved, non-exclusive, first come, first serve basis (the “Unreserved Passes”); provided, however, that at Tenant’s election, up to the Maximum Number of Reserved Parking Passes may be converted from Unreserved Passes to reserved parking passes for the exclusive use of specified parking spaces in the Parking Facilities (the “Reserved Passes”). As used herein, the “Maximum Number of Reserved Parking Passes” means 50. Further, at Tenant’s election up to the Maximum Number of Reserved Surface Lot Parking Spaces may be converted from Reserved Passes to reserved parking passes for the exclusive use of parking spaces in the surface lot within the Parking Facilities located in an area near the Building’s main lobby entry (the “Surface Lot Reserved Passes”). As used herein, the “Maximum Number of Reserved Surface Lot Parking Passes” means 5. As of the date hereof, Tenant has elected to lease (i) the Maximum Number of Reserved Surface Lot Parking Passes, and (ii) 180 Unreserved Passes. Tenant shall have a one-time right, exercisable within 120 days after the Commencement Date, to revise its election as to the number and/or type of parking passes [not to exceed the Maximum Number of Parking Passes or the Maximum Number of Reserved Parking Passes (including the Maximum Number of Reserved Surface Lot Parking Passes)] by providing the Parking Operator at least 30 days prior Notice, at which point commencing on the later of (i) the first day of the calendar month following the Parking Operator’s receipt of such Notice, and (ii) the date that is 30 days after the Parking Operator’s receipt of such Notice any such additional requested parking passes shall be provided by the Parking Operator and purchased by Tenant on the terms and subject to the conditions set forth in this Agreement and any excess parking passes shall be cancelled and returned to the Parking Operator. Thereafter, subject to availability as determined by Parking Operator in its sole, but good faith, discretion, Tenant may, from time to time, increase the number of Unreserved Parking Passes (not to exceed the Maximum Number of Parking Passes), or convert its Unreserved Passes to Reserved Passes (not to exceed the Maximum Number of Reserved Parking Passes) or decrease the number of parking passes of any type by providing the Parking Operator with at least 30 days’ prior Notice, at which point commencing on the later of (i) the first day of the calendar month following the Parking Operator’s receipt of such Notice from Tenant, and (ii) the date that is 30 days following the Parking Operator’s receipt of such Notice from Tenant any such additional parking passes shall be provided by the Parking Operator and purchased by Tenant on the terms and subject to the conditions set forth in this Agreement and any excess parking passes shall be cancelled and returned to the Parking Operator. For the avoidance of doubt, while the number of Reserved Passes (including the number of Surface Lot Reserved Passes) and the number of Unreserved Passes may be increased or decreased from time to time on 30 days’ prior Notice as set forth in this paragraph, Tenant shall have no right to lease more than the Maximum Number of Parking Passes (i.e., Tenant’s Reserved Passes (including the number of Surface Lot Reserved Passes) and Unreserved Passes shall not exceed 250 parking passes).

D-1	Empire Center Point.360

1.2 Visitor Parking. Additionally, Tenant may allocate a portion of Tenant’s Unreserved Passes to be used for temporary visitor parking in the designated short-term parking area of the surface parking lot adjacent to the Building and/or in the parking structure. Such visitor parking shall be available for Tenant’s visitors in lieu of the substituted Unreserved Passes for the subject month. If Tenant should desire to convert Unreserved Passes to visitor parking passes, Tenant shall provide Parking Operator at least 30 days prior Notice of the number of Tenant’s Unreserved Passes that Tenant will allocate for Tenant’s visitor parking (the “Visitor Parking Passes”). Tenant shall continue to pay Parking Operator the normal monthly parking fee for such Visitor Parking Passes at the then current rate for Unreserved Passes for the subject month and Tenant shall relinquish the designated number of Unreserved Passes to Parking Operator before being provided with the corresponding Visitor Parking Passes. The Unreserved Parking Passes shall be converted to Visitor Parking Passes on the first day of the month which is at least 30 days after Parking Operator’s receipt of the Notice. The Visitor Parking Passes shall consist of one (1) chaser parking pass per Business Day per each Tenant requested Visitor Parking Pass for the subject month. For example, if Tenant requests 10 Visitor Parking Passes for a month which contains 18 Business Days, Tenant shall be provided with 180 chaser passes for visitor parking for said month, the number of Tenant’s Unreserved Passes for such month shall be reduced by 10, and Tenant shall deliver 10 Unreserved Passes to Parking Operator. Except as set forth above with respect to Visitor Parking Passes, visitor parking shall be charged at the then current visitor rate per vehicle. Visitors parking in the parking structure are currently charged $1.00 per twenty (20) minute interval ($10.00/day maximum). This rate is subject to change from time to time as determined by Parking Operator.

1.3 Shared Parking Passes. Certain of Tenant’s employees work non-concurrent shifts and Tenant has requested the right for these employees to share Unreserved Passes. To accommodate Tenant’s request, Parking Operator has agreed to provide Tenant with up to an additional 75 parking access cards for use with Tenant’s Unreserved Passes. Tenant will be charged for these additional parking access cards only to the extent that Tenant’s use of unreserved parking spaces in the parking structure exceeds the number of Unreserved Passes leased by Tenant in accordance with Section 1.1 above.

D-2	Empire Center Point.360

2. Parking Charges. Tenant shall pay to the Parking Operator, or if directed by the Parking Owner, to the Parking Operator’s parking garage manager, if any, the monthly parking charges, if any, set forth below for the number and type of parking passes purchased by Tenant, without deduction or offset (except as provided in Section 3, below), on the first day of each month during the Term. Except as expressly set forth in Section 3 below, no deduction from monthly parking charges shall be made for days on which Tenant’s parking passes are not fully utilized. The initial monthly parking charges for Unreserved Passes is $50.00 and for Reserved Passes is $125.00. Notwithstanding the foregoing, in the event any surcharge, tax or regulatory fee is at any time imposed by any governmental authority or subdivision thereof with reference to parking, Tenant shall, upon not less than 15 days’ prior notice, pay such surcharge, tax or regulatory fee to the Parking Operator in advance on the first day of each calendar month. The Parking Operator will enforce any surcharge, tax or regulatory fee in an equitable manner among the tenants of the Project utilizing the Parking Facilities.

3. Use of the Parking Facilities. Tenant shall, and shall cause each of its agents, contractors, employees, customers, licensees, invitees and subtenants (collectively “Tenant Parties”) at all times to, (i) comply with all applicable Federal, state, and local laws, statutes, ordinances, rules, regulations, codes, decrees, orders and other requirements, (collectively “Laws”) and (ii) abide by any rules and regulations for use of the Parking Facilities (the “Parking Rules”) that the Parking Operator or the Parking Operator’s parking garage manager, if any, establishes from time to time, and in all events agrees to use the Parking Facilities in a safe manner. The Parking Rules currently in effect are attached to this Agreement as Schedule D-1. By execution of this Agreement, Tenant agrees to acquaint all persons to whom it provides parking passes with the Parking Rules. The Parking Operator reserves the right to assign specific spaces, and to reserve spaces for visitors, compact vehicles, alternative fuel vehicles, disabled persons or for other tenants or guests of the Project, and Tenant shall not park, and shall not allow any Tenant Parties to park, in any such assigned or reserved spaces. Tenant acknowledges that the Parking Facilities may be temporarily closed entirely or in part in order to make repairs or perform maintenance services, or to alter, modify, restripe or renovate the Parking Facilities or if required by casualty, strike, condemnation, act of God, Law or any other reason beyond the Parking Operator’s reasonable control. In such event, the Parking Operator shall refund any prepaid monthly parking charges paid hereunder, prorated on a per diem basis, to the extent Tenant cannot use the Parking Facilities.

4. Assignment Rights. Tenant’s right to purchase parking passes for the Parking Facilities is exclusive to Tenant and any approved or permitted assignee of Tenant’s interests in this Lease and shall not be separated in any manner from the leasehold estate of Tenant. The Parking Operator shall be entitled to 50% of any profits made by Tenant in connection therewith after deducting the Costs Component (as defined in Section 6.1.5 of the Lease) and Tenant’s calculation of any Transfer Premium (as provided in Section 6.1.5 of the Lease) for any such assignment or sublease; provided that the foregoing profit split shall not apply to any Permitted Transfer under Section 6.1.7 of the Lease. The Parking Operator, on the other hand, may (in the Parking Operator's sole and absolute discretion) at any time in the future master lease to another operator, and freely assign this Agreement to such operator without any requirement to obtain Tenant's consent. In event of an assignment by the Parking Operator of this Agreement, the same shall operate to release the Parking Operator from any future liability (incurred after the effective date of said release) upon any of the covenants or conditions, expressed or implied, contained in this Agreement in favor of Tenant upon such successor’s assumption of such obligations under this Agreement, and in such event, Tenant agrees to look solely to the successor in interest of the Parking Operator in and to this Agreement for performance of all of the obligations of the Parking Operator hereunder. Except as set forth in this Section 4, this Agreement shall not be affected by any such assignment and Tenant agrees to attorn to the assignee of the Parking Operator. If any security has been given by Tenant to secure the faithful performance of any of the covenants of this Agreement, the Parking Operator may transfer or deliver said security, as such, to the Parking Operator’s successor in interest and thereupon the Parking Operator shall be discharged from any further liability with regard to said security.

D-3	Empire Center Point.360

5. Limitation on Liability. Tenant agrees that to the fullest extent permitted by applicable Laws, the Parking Operator shall have no liability for any loss or damage to property or other items located in the Parking Facilities (including any loss or damage to the vehicles of Tenant or any Tenant Party or the contents thereof due to theft, vandalism or accident), or for any personal injury or death arising out of the use of the Parking Facilities by Tenant or any Tenant Parties, whether or not such loss, damage, injury or death results from the Parking Operator’s active negligence or negligent omission. The limitation on the Parking Operator’s liability under the preceding sentence shall not apply, however, to loss, or damage, injury or death arising directly from the Parking Operator’s willful misconduct. Tenant acknowledges that the Parking Operator may (in the Parking Operator's sole and absolute discretion) from time to time in the future arrange for the Parking Facilities to be managed by another operator. Without limiting the foregoing, Tenant acknowledges that to the fullest extent permitted by applicable Laws, the Parking Operator shall have no liability for claims arising through acts or omissions of any such other operator. Tenant on its behalf and on behalf of all others claiming through Tenant hereby voluntarily releases, discharges, waives and relinquishes any and all actions or causes of action for personal injury, death, or property damage occurring to Tenant or any Tenant Parties arising as a result of parking in the Parking Facilities or any activities incidental thereto, wherever or however the same occur, and further agrees that Tenant will not prosecute any claim for personal injury, death or property damage against the Parking Operator or any manager of the Parking Facilities or any of their respective trustees, partners, directors, officers, members, shareholders, agents, servants, employees or contractors, for any of said causes of action and in all events, Tenant agrees to look first to its insurance carrier and to require the Tenant Parties look first to their respective insurance carriers for payment of any losses sustained in connection with any use of the Parking Facilities. Tenant hereby waives on behalf of its insurance carriers all rights of subrogation against the Parking Operator or any of the Parking Operator’s trustees, partners, directors, officers, members, stockholders, agents, servants, employees and contractors. If, for any other reason, Tenant or any Tenant Party properly designated by Tenant shall be denied access to the Parking Facilities, and Tenant or such Tenant Party shall have complied with this Agreement and this Agreement shall be in effect, the Parking Operator’s liability shall be limited to such parking charges (excluding tickets for parking violations) incurred by Tenant or such Tenant Party in utilizing alternative parking, which amount the Parking Operator shall pay upon presentation of documentation supporting Tenant’s claims in connection therewith.

6. Remedies for Violation. If Tenant violates any of the terms and conditions of this Agreement, the Parking Operator or the manager of the Parking Facilities, if any, shall have the right to remove from the Parking Facilities any vehicles that shall have been involved or shall have been owned or driven by parties involved in causing such violation, without liability therefore whatsoever. In addition, the Parking Operator shall have the right to cancel Tenant’s right to use the Parking Facilities pursuant to this Agreement upon 10 days’ Notice, unless within such 10 day period, Tenant cures such violation. Such cancellation right shall be cumulative and in addition to any other rights or remedies available to the Parking Operator at law or equity, or provided under this Agreement, for violation of the provisions of this Agreement. If Tenant defaults with respect to the same term or condition under this Agreement more than 3 times during any 12-month period, and the Parking Operator notifies Tenant thereof after each such default, the next default of such term or condition during the succeeding twelve month period, shall, at the Parking Operator’s election, constitute an incurable default. Any default by Tenant under the Lease shall be a default under this Agreement, and any default under this Agreement shall be a default under the Lease.

D-4	Empire Center Point.360

7. Miscellaneous. By execution of this Agreement, each of Tenant and Landlord hereby represents and warrants that the person signing on behalf of each such party is fully authorized to act on behalf of such party with respect to this Agreement and to execute and deliver this Agreement on behalf of such party. In the event of any dispute hereunder, the prevailing party shall be entitled to recover all costs, attorneys’ fees and expert witness fees from the non-prevailing party. If any provisions of this Agreement are not enforceable, the remaining provisions of this Agreement shall be enforced in accordance with their terms. This Agreement may be executed by counterpart and delivered by facsimile or as a PDF or similar attachment to an email. This Agreement shall be governed by the Laws of the State of California (without regard to conflicts of law). This Agreement may be amended only by a written amendment, fully executed and delivered by all the parties hereto.

[Remainder of this Page Intentionally Left Blank; Signature Page Follows.]

D-5	Empire Center Point.360

[Signature Page to Parking Agreement between Walton Empire Center V, L.L.C., as the Parking Operator, and Point.360, as Tenant]

Parking Operator:

WALTON EMPIRE CENTER V, L.L.C.,
a Delaware limited liability company

By:	Walton WH Investors V, L.P.,
a Delaware limited partnership,
its Sole Member

By:	Walton WH Holdings V, L.L.C.,
a Delaware limited liability company,
its General Partner

By:	Walton Street Real Estate Fund V, L.P.,
a Delaware limited partnership,
its Managing Member

By:	Walton Street Managers V, L.P.,
a Delaware limited partnership,
its General Partner

By:	WSC Managers V, Inc.,
a Delaware corporation,
its General Partner

By:
Name:
Its:

D-6	Empire Center Point.360

[Continuation of Signature Page to Parking Agreement between Walton Empire Center V, L.L.C., as the Parking Operator, and Point.360, as Tenant]

TENANT:

Point.360,
a California corporation

By:
Name:
Title:

By:
Name:
Title:

D-7	Empire Center Point.360

EXHIBIT D-1

TRAFFIC AND PARKING RULES AND REGULATIONS

The following rules and regulations shall govern the use of the Parking Facilities: All capitalized terms used in these rules and regulations shall have the same respective meanings as in the Parking Agreement to which they are attached.

1. Neither the Parking Operator nor any parking garage manager assumes responsibility for any damage to any vehicle parked in the Parking Facilities or for any goods left in any such vehicle. All such liability is specifically assumed by the operator of any such vehicle as a condition of parking.

2. Tenant shall not (a) park or permit any Tenant Parties to park in any parking areas designated by the Parking Operator or any parking garage manager as areas for parking by visitors to the Project, (b) park or permit any Tenant Parties to park in spaces reserved for the handicapped or for alternative fuel vehicles unless the vehicle is properly designated, (c) leave vehicles in the Parking Facilities overnight or for extended terms except that Tenant shall be permitted to leave up to 10 vehicles (including any delivery trucks) in the Parking Facilities overnight at all times and for extended terms or (d) park any vehicles in the parking areas other than automobiles, motorcycles, motor driven or non-motor driven bicycles or four wheeled trucks or delivery trucks.

3. Parking cards, stickers, or any other devices or forms of identification supplied by the Parking Operator as a condition of use of the Parking Facilities shall remain the property of the Parking Operator. If requested, such parking identification device must be displayed as requested and may not be mutilated in any manner. The serial number of the parking identification device may not be obliterated. Devices are not transferable (other than in connection with an assignment of the Lease or sublease of the Premises) and any device in the possession of an unauthorized holder will be void.

4. Only small vehicles may be parked in areas designated for compact vehicles.

5. Vehicles must be parked nose in only (backing into parking spaces is prohibited) and entirely within painted stall lines of a single parking stall.

6. All directional signs and arrows must be observed.

7. The speed limit within all parking areas shall be 5 miles per hour.

8. Parking is prohibited in any area other than those specifically designated for parking, including areas not striped for parking, aisles, ramps and loading zones.

9. The Parking Operator or the manager of the Parking Facilities, if any, may restrict or prohibit full size vans or large vehicles which cannot clear the entry of the parking structure from entering the Parking structure.

10. Delivery trucks and vehicles shall use only those areas designated therefor.

11. All parkers are required to park and lock their own vehicles. All responsibility for damage to vehicles is assumed by the parker.

12. Loss or theft of parking identification or access devices must be reported to the Parking Operator or the Parking Facilities manager, if any, immediately, and a lost or stolen report must be filed by Tenant or user of such parking identification or access device at the time. The Parking Operator and the manager of the Parking Facilities, if any, has the right to exclude any vehicle from the Parking Facilities that does not have an identification device.

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13. Any parking identification or access devices reported lost or stolen found on any unauthorized vehicle will be confiscated.

14. Washing, waxing, cleaning or servicing of any vehicle in any area not specifically reserved for such purpose is prohibited.

15. Neither the manager of the Parking Facilities, if any, nor any attendant is authorized to make or allow any exceptions to these rules and regulations.

16. Tenant shall abide by these rules and regulations and the terms of this Agreement.

17. The Parking Operator reserves the right to modify these rules and regulations or adopt such other reasonable and nondiscriminatory rules and regulations for the Parking Facilities as it deems necessary for the operation of the Parking Facilities. The Parking Operator may refuse to permit any person who violates these rules and regulations to park in the Parking Facilities, and any violation of these rules and regulations shall subject the vehicle to removal at such vehicle owner’s expense. If there are any conflicts between the rules and regulations set forth in this Schedule E-2 and the terms and conditions of the Parking Agreement set forth in Exhibit E, then the terms of the Parking Agreement shall control.

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